SCHEDULE 14A

(Rule 14a-101)
INFORMATION REQUIRED IN PROXY STATEMENT
SCHEDULE 14A INFORMATION

Proxy Statement Pursuant to Section 14(a) of the Securities
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HYBRIDON, INC.

(Name of Registrant as Specified In Its Charter)

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HYBRIDON, INC.
345 Vassar Street
Cambridge, Massachusetts 02139
NOTICE OF 2005 ANNUAL MEETING OF STOCKHOLDERS
To Be Held on June 15, 2005
       The 2005 Annual Meeting of the Stockholders of Hybridon, Inc. (the “Company”) will be held on June 15, 2005 at 10:00 a.m., local time, at the American Stock Exchange, 86 Trinity Place, New York, New York (the “Annual Meeting”), for the purpose of considering and voting upon the following matters:

1.	To elect two Class I Directors to the Board of Directors for the ensuing three years.

2.	To approve an amendment to the Company’s Restated Certificate of Incorporation increasing the number of authorized shares of the Company’s Common Stock from 185,000,000 to 200,000,000.

3.	To approve the 2005 Stock Incentive Plan.

4.	To transact such other business as may properly come before the Annual Meeting or any adjournment thereof.
      The Board of Directors presently has no knowledge of any other business to be transacted at the Annual Meeting or any adjournment thereof.
      The Board of Directors has fixed the close of business on April 18, 2005 as the record date for the determination of stockholders entitled to receive notice of and to vote at the Annual Meeting or any adjournment thereof.

By Order of the Board of Directors,

/s/ Robert G. Andersen

Robert G. Andersen, Secretary
Cambridge, Massachusetts
May 3, 2005
WHETHER OR NOT YOU PLAN TO ATTEND THE MEETING, PLEASE PROMPTLY COMPLETE, DATE, SIGN AND RETURN THE ENCLOSED PROXY IN THE ACCOMPANYING ENVELOPE IN ORDER TO ASSURE REPRESENTATION OF YOUR SHARES. NO POSTAGE NEED BE AFFIXED IF THE PROXY IS MAILED IN THE UNITED STATES.

HYBRIDON, INC.
345 Vassar Street
Cambridge, Massachusetts 02139
PROXY STATEMENT
FOR ANNUAL MEETING OF STOCKHOLDERS
To Be Held On June 15, 2005
      This Proxy Statement and the enclosed form of proxy are being furnished by the Board of Directors of Hybridon, Inc. (“Hybridon” or the “Company”) in connection with the Company’s 2005 Annual Meeting of Stockholders (the “Annual Meeting”) to be held on June 15, 2005 at 10:00 a.m., local time, at the American Stock Exchange, 86 Trinity Place, New York, New York or any adjournment or postponement of the Annual Meeting.
      All shares represented by proxy will be voted in accordance with the instructions of the stockholder. If no instructions are provided, proxies will be voted for the director nominees and in favor of the matters set forth in the accompanying Notice of Annual Meeting. A registered stockholder may revoke a proxy at any time before its exercise by delivery of a written revocation or a subsequently dated proxy to the Secretary of the Company or by voting in person at the Annual Meeting. Attendance at the Annual Meeting will not itself be deemed to revoke a proxy unless the stockholder is registered on the books of the Company and gives affirmative notice at the Annual Meeting that the stockholder intends to revoke the proxy and vote in person.
      The Notice of the Annual Meeting, this Proxy Statement, the enclosed proxy and the Company’s 2004 Annual Report to Stockholders, which contains the Company’s Annual Report on Form 10-K for the year ended December 31, 2004, as filed with the Securities and Exchange Commission, without exhibits, are being mailed to stockholders on or about May 9, 2005. Exhibits to the Company’s Annual Report on Form 10-K will be provided upon written request and payment of an appropriate processing fee. Please address all such requests to the Company, Attention: Investor Relations, 345 Vassar Street, Cambridge, Massachusetts 02139.

Voting Securities and Votes Required
      On April 18, 2005, the record date for determination of stockholders entitled to notice of and to vote at the Annual Meeting, there were outstanding and entitled to vote 111,029,934 shares of the Company’s common stock, $0.001 par value per share (the “Common Stock”). Each share of Common Stock entitles the holder to one vote on each of the matters to be considered at the Annual Meeting.
      The presence, in person or by proxy, of the holders of a majority of the outstanding shares of Common Stock entitled to vote at the Annual Meeting shall be necessary to constitute a quorum for the transaction of business at the Annual Meeting. Shares of Common Stock present in person or represented by executed proxies received by the Company, including shares that are held in “street name” by brokers or nominees who indicate on their proxies that they do not have discretionary authority to vote such shares as to one or more of the matters to be voted upon (“broker non-votes”), and shares that abstain or do not vote with respect to one or more of the matters to be voted upon, will be counted for purposes of establishing a quorum at the Annual Meeting.
      The affirmative vote of the holders of a plurality of the votes cast by stockholders entitled to vote at the Annual Meeting is required for the election of directors. The affirmative vote of the holders of a majority of the Company’s outstanding Common Stock entitled to vote at the meeting is required for the approval of the amendment to the Company’s Restated Certificate of Incorporation to increase the number of authorized shares of Common Stock from 185,000,000 to 200,000,000. The affirmative vote of the holders of a majority of the shares of Common Stock present or represented and voting on the matter at the Annual Meeting is required to approve the Company’s 2005 Stock Incentive Plan.
      Shares will not be counted as votes in favor of a matter, and will also not be counted as votes cast or shares voting on such matter, if the holder of the shares either withholds the authority to vote for a particular director nominee or nominees or abstains from voting on a particular matter or if the shares constitute broker non-votes. Accordingly, withheld shares, abstentions and broker non-votes will have no effect on the election of directors or the adoption of the 2005 Stock Incentive Plan, but will have the same effect as a vote against the proposed amendment to the Company’s Restated Certificate of Incorporation.
Security Ownership of Certain Beneficial Owners and Management
      On January 31, 2005, Hybridon had 110,950,020 shares of Common Stock issued and outstanding. The following table sets forth certain information about the beneficial ownership of Common Stock, as of January 31, 2005 by (i) each person known by the Company to own beneficially more than 5% of the outstanding shares of Common Stock, (ii) each director of the Company, (iii) each Named Executive Officer and (iv) all directors and executive officers as a group.

		Percentage of
	Number of Shares	Common Stock
Name of Beneficial Owner	Beneficial Ownership	Outstanding(1)

5% Stockholders
Youssef El Zein(2)	10,621,796	9.3%
c/o Optima Life Sciences Limited St. James’s Chambers 64A Athol Street Isle of Man IM1 1JE
Jeffrey R. Jay, M.D.(3)	10,324,594	9.2%
2 Pickwick Plaza Suite 450 Greenwich, CT 06830
Great Point Partners, LLC(4)	9,975,394	8.9%
2 Pickwick Plaza Suite 450 Greenwich, CT 06830

		Percentage of
	Number of Shares	Common Stock
Name of Beneficial Owner	Beneficial Ownership	Outstanding(1)

Optima Life Sciences Limited(5)	7,725,982	6.8%
St. James’s Chambers 64A Athol Street Isle of Man IM1 1JE
Sudhir Agrawal, D. Phil(6)	5,874,285	5.0%
c/o Hybridon, Inc. 345 Vassar Street Cambridge, MA 02139
Other Directors and Named Executive Officers
Stephen R. Seiler(7)	4,500,200	3.9%
Robert G. Andersen(8)	1,183,298	1.1%
Paul C. Zamecnik, M.D.(9)	1,004,180	*
James B. Wyngaarden, M.D.(10)	780,342	*
R. Russell Martin(11)	496,080	*
C. Keith Hartley(12)	407,238	*
William S. Reardon(13)	54,884	*
Alison Taunton-Rigby	—	—
All directors and executive officers as a group (8 persons)(14)	19,926,023	16.3%

*	Less than 1%

(1)	The number of shares beneficially owned by each person is determined under rules of the SEC, and the information is not necessarily indicative of beneficial ownership for any other purpose. Under such rules, beneficial ownership includes any shares as to which the stockholder has the sole or shared voting power or investment power and any shares that the stockholder has the right to acquire within 60 days of January 31, 2005 through the conversion of any convertible security or the exercise of any stock option, warrant or other right. Unless otherwise indicated, each stockholder has sole investment and voting power (or shares such power with his spouse) with respect to the shares set forth in the table. The inclusion of any shares deemed beneficially owned does not constitute an admission of beneficial ownership of such shares.

(2)	Includes 47,750 shares of Common Stock subject to outstanding stock options, which are exercisable within the 60-day period following January 31, 2005. Also includes (a) 2,203,734 shares of Common Stock issuable upon the exercise of warrants held by Optima Life Sciences Ltd. (“Optima”), (b) 5,522,248 shares of Common Stock held by Optima and (c) 1,020,229 shares of Common Stock issuable upon the exercise of warrants held by Pillar Investment Ltd. (“Pillar”). Mr. El Zein is a director of Pillar and a director of Optima. Pillar is the manager and investment advisor of Optima and holds all of the voting shares of Optima. Because of his relationship with Pillar and Optima, Mr. El Zein may be deemed to beneficially own all of the shares of Common Stock that Pillar and Optima beneficially own. Mr. El Zein is a director of the Company.

(3)	Dr. Jay has voting and investment power with respect to the shares held by Biomedical Value Fund, LP and Biomedical Offshore Value Fund Ltd., which hold shares of Common Stock and warrants to purchase Common Stock as set forth in Note (4) below. The foregoing information is based solely on a Schedule 13G/ A, dated February 11, 2005, filed with the SEC by Great Point Partners, LLC and Dr. Jay.

(4)	Includes 4,837,600 shares of Common Stock held by Biomedical Value Fund, LP and 3,586,800 shares of Common Stock held by Biomedical Offshore Value Fund Ltd. Also includes 876,478 shares of Common Stock issuable upon the exercise of warrants held by Biomedical Value Fund, LP and 674,516 shares of Common Stock issuable upon the exercise of warrants held by Biomedical Offshore Value Fund Ltd. Great Point Partners, LLC is the investment manager of Biomedical Value Fund, LP and Biomedical Offshore Value Fund Ltd. Dr. Jay has voting and investment power with respect to the shares held by Biomedical Value Fund, LP and Biomedical Offshore Value Fund Ltd. The foregoing information is based solely on a Schedule 13G/ A, dated February 11, 2005, filed with the SEC by Great Point Partners, LLC and Dr. Jay.

(5)	Includes 2,203,734 shares of Common Stock issuable upon the exercise of warrants held by Optima.

(6)	Includes 5,742,125 shares of Common Stock subject to outstanding stock options, which are exercisable within the 60-day period following January 31, 2005.

(7)	Includes 3,990,000 shares of Common Stock subject to outstanding stock options, which are exercisable within the 60-day period following January 31, 2005, and 200 shares held by Mr. Seiler’s children.

(8)	Includes 1,119,205 shares of Common Stock subject to outstanding stock options, which are exercisable within the 60-day period following January 31, 2005.

(9)	Includes 218,750 shares of Common Stock subject to outstanding stock options, which are exercisable within the 60-day period following January 31, 2005, and 20,548 shares of Common Stock issuable upon the exercise of warrants.

(10)	Includes 548,750 shares of Common Stock subject to outstanding stock options, which are exercisable within the 60-day period following January 31, 2005, and 10,274 shares of Common Stock issuable upon the exercise of warrants.

(11)	Includes 397,330 shares of Common Stock subject to outstanding stock options, which are exercisable within the 60-day period following January 31, 2005.

(12)	Includes 53,750 shares of Common Stock subject to outstanding stock options, which are exercisable within the 60-day period following January 31, 2005.

(13)	Includes 43,750 shares of Common Stock subject to outstanding stock options, which are exercisable within the 60-day period following January 31, 2005.

(14)	Includes 7,774,080 shares of Common Stock subject to outstanding stock options held by the directors and executive officers, which are exercisable within the 60-day period following January 31, 2005, and 3,254,785 shares of Common Stock issuable upon the exercise of warrants held by directors and officers. Also includes securities owned by Optima and Pillar as set forth in Note (2) above.

PROPOSAL 1 — ELECTION OF DIRECTORS
      The Company’s Board of Directors is divided into three classes and currently consists of two Class I Directors (C. Keith Hartley and William S. Reardon), two Class II Directors (Dr. James B. Wyngaarden and Dr. Paul C. Zamecnik) and three Class III Directors (Dr. Sudhir Agrawal, Youssef El Zein and Dr. Alison Taunton-Rigby). The terms of the three classes are staggered so that one class is elected each year. Members of each class are elected for three-year terms.
      The Board of Directors has nominated Mr. Hartley and Mr. Reardon for election as Class I Directors. The persons named in the enclosed proxy card will vote to elect Mr. Hartley and Mr. Reardon as Class I Directors, unless the proxy card is marked otherwise. The proxy card may not be voted for more than two directors. Each Class I Director will be elected to hold office until the 2008 Annual Meeting of Stockholders and until his successor is elected and qualified. Each of the nominees is presently a director, and each has indicated a willingness to serve as a director, if elected. If a nominee becomes unable or unwilling to serve, however, the persons acting under the proxy may vote for substitute nominees selected by the Board of Directors. The Board of Directors recommends that the stockholders vote for the election of Mr. Hartley and Mr. Reardon as Class I Directors.
      Set forth below are the names of each member of the board of directors, including each of the nominees, the year in which each first became a director, their ages as of March 31, 2005, their positions and offices with the Company, their principal occupations and business experience during the past five years and the names of other public companies for which they serve as a director.
Nominees for Class I Directors — Terms to Expire in 2008

C. Keith Hartley	Director since 2000
      C. Keith Hartley, age 62, has been President of Hartley Capital Advisors, a financial consulting firm, since June 2000. Mr. Hartley was Managing Partner of Forum Capital Markets LLC, an investment banking firm, from August 1995 to May 2000. Mr. Hartley also serves as a director of Universal Display Corporation, a developer of flat panel displays.

William S. Reardon, CPA	Director since 2002
      William S. Reardon, age 58, was an audit partner at PricewaterhouseCoopers LLP, where he led the Life Science Industry Practice for New England and the Eastern United States from 1986 until his retirement from the firm in July 2002. Mr. Reardon served on the Board of the Emerging Companies Section of the Biotechnology Industry Organization from June 1998 to June 2000 and the Board of Directors of the Massachusetts Biotechnology Council from April 2000 to April 2002. He also serves as a director of Oscient Pharmaceuticals Corporation (formerly Genome Therapeutics Corp.), a biopharmaceutical company.
Continuing Members of the Board of Directors
Class II Directors — Terms to Expire in 2006

Dr. James B. Wyngaarden	Director since 1990
      Dr. James B. Wyngaarden, age 80, has been Chairman of the Company’s Board of Directors since February 2000 and was Vice Chairman from February 1997 to February 2000. Dr. Wyngaarden was a principal in the Washington Advisory Group LLC consulting firm until January 2002. Dr. Wyngaarden co-founded the Washington Advisory Group in 1996. He was Senior Associate Dean, International Affairs at the University of Pennsylvania Medical School from 1995 to 1997. Dr. Wyngaarden was Foreign Secretary of the National Academy of Sciences and the Institute of Medicine from 1990 to 1994. He was Director of the Human Genome Organization from 1990 to 1991 and a council member from 1990 to 1993. Dr. Wyngaarden was Director of the National Institutes of Health from 1982 to 1989, and Associate Director for Lifesciences, Office of Science and Technology Policy in the Executive Office of the President, the White House, from 1989 to 1990. He is also a member of the Board of Directors of Genaera Corporation, a biopharmaceutical company, a former member of the Board of Directors of Human Genome Sciences, Inc., a genomics and biopharmaceutical company, until May 2004 and the author of approximately 250 scientific publications.

Dr. Paul C. Zamecnik	Director since 1990
      Dr. Paul C. Zamecnik, age 92, has been the Collis P. Huntington Professor of Oncologic Medicine Emeritus at the Harvard Medical School since 1979. Dr. Zamecnik is also a Senior Scientist and Honorary Physician at Massachusetts General Hospital in Boston. He was Principal Scientist at the Worcester Foundation for Biomedical Research, Inc., a biomedical research institution, from 1979 to 1996. Dr. Zamecnik received the National Medal of Science in 1991, the City of Medicine Award in 1995 and the Lasker Award for Special Achievement in Medical Science in 1996.
Class III Directors — Terms to Expire in 2007

Dr. Sudhir Agrawal	Director since 1993
      Dr. Sudhir Agrawal, age 51, joined the Company in 1990 and has been the Company’s Chief Executive Officer since August 2004, President since February 2000 and Chief Scientific Officer since January 1993. Prior to his appointment as Chief Scientific Officer, Dr. Agrawal served as Principal Research Scientist from February 1990 to January 1993 and as Vice President of Discovery from December 1991 to January 1993. He also served as Acting Chief Executive Officer from February 2000 until September 2001. Prior to joining the Company, Dr. Agrawal served as a Foundation Scholar at the Worcester Foundation for Biomedical Research from 1987 to 1991 and served as a Research Associate at Medical Research Council’s Laboratory of Molecular Biology in Cambridge, England from 1985 to 1986, studying DNA chemistry and synthetic oligonucleotides. At Hybridon, Dr. Agrawal has led the discovery and development of synthetic oligonucleotides as therapeutic agents based on antisense technology, and more recently for immunotherapy. Dr. Agrawal is the co-author of more than 230 patents worldwide. He has authored more than 260 research papers and reviews, and has edited three books.

Youssef El Zein	Director since 1992
      Youssef El Zein, age 56, has been Vice Chairman of the Company’s Board of Directors since February 1997. Mr. El Zein has been Chairman and Chief Executive Officer of Pillar S.A., a private investment and management consulting firm, since 1991 and has served as a member of the Board of Directors of WorldCare Group, a telemedicine and insurance company, since 1993. Mr. El Zein is also Managing Director of Optima Life Sciences Ltd., a biotechnology investment fund.

Dr. Alison Taunton-Rigby	Director since 2004
      Dr. Alison Taunton-Rigby, age 60, has been Chief Executive Officer and Director of RiboNovix, Inc., a privately held development stage anti-infectives company she co-founded, since February 2003. Prior to founding RiboNovix, Dr. Taunton-Rigby was Chief Executive Officer of Catharsis Medical Technology, Inc., a private company, from November 2001 to February 2003, President and Chief Executive Officer of ForesterBiotech, a private company, from November 2000 to present, President and Chief Executive Officer of Aquila Biophamaceuticals, Inc., a public company, from October 1996 to November 2000, President and Chief Executive Officer of Cambridge Biotech Corporation, a public company, from March 1995 to October 1996, and President and Chief Executive Officer of Mitotix, Inc., a private company, from August 1993 to December 1994. Previous to these positions, she was Senior Vice President, Biotherapeutics at Genzyme Corporation, and has held senior management positions at Biogen, Inc. (now Biogen Idec), Vivotech Inc., Collaborative Research, Inc. and Arthur D. Little. Dr. Taunton-Rigby is a director of American Express Funds and Abt Associates Inc. She is an advisor to Arboretum Ventures, Inc. and a trustee of The Children’s Hospital, Boston, a member of the Board of Associates of the Whitehead Institute for Biomedical Research, and a director of the Massachusetts Biotechnology Council. In June 2002, Dr. Taunton-Rigby was awarded the OBE (Officer of the Order of the British Empire) by Queen Elizabeth II in recognition of her work as a leader in the research, development and promotion of biotechnology.

Board of Directors
      The Board of Directors held 11 meetings in 2004 in person, by teleconference or by written action. Each of the directors participated in at least 75% of the meetings of the Board of Directors and of the committees of the Board of Directors on which he or she served in 2004.
      Under American Stock Exchange rules, a director of the Company will only qualify as “independent” if the Board of Directors affirmatively determines that he or she has no material relationship with the Company that would interfere with the exercise of independent judgment. The determination of whether a material relationship that would interfere with the exercise of independent judgment exists is made by the other members of the Board who are independent.
      The Board has determined that none of C. Keith Hartley, William S. Reardon, Dr. Alison Taunton-Rigby, Dr. James B. Wyngaarden and Dr. Paul C. Zamecnik has a material relationship with the Company that would interfere with the exercise of independent judgment and that each of these directors is “independent” as determined under Section 121(A) of the American Stock Exchange’s listing standards.
Board Committees
      The Board of Directors has established five standing committees — Audit, Compensation, Executive, Finance and Nominating and Corporate Governance. Each of the Audit, Compensation and Nominating and Corporate Governance Committees operates under a charter that has been approved by the Board. Current copies of the charters for the Audit, Compensation and Nominating and Corporate Governance Committees are posted on the Corporate Governance section of the Company’s website, www.hybridon.com.
      The Board of Directors has determined that all of the members of each of the Audit, Compensation and Nominating and Corporate Governance Committees are independent as defined under the American Stock Exchange rules including, in the case of all members of the Audit Committee, the independence requirements contemplated by Rule 10A-3 under the Securities Exchange Act of 1934, as amended.

Audit Committee
      The Audit Committee’s responsibilities include:

•	appointing, approving the compensation of, and assessing the independence of the Company’s registered public accounting firm;

•	overseeing the work of the Company’s registered public accounting firm, including through the receipt and consideration of certain reports from the registered public accounting firm;

•	reviewing and discussing with management and the registered public accounting firm the Company’s annual and quarterly financial statements and related disclosures;

•	monitoring the Company’s internal control over financial reporting, disclosure controls and procedures and code of business conduct and ethics;

•	discussing the Company’s risk management policies;

•	establishing policies regarding hiring employees from the registered public accounting firm and procedures for the receipt and retention of accounting related complaints and concerns;

•	reviewing and approving related party transactions, including transactions with affiliates of directors of the Company;

•	meeting independently with the Company’s registered public accounting firm and management; and

•	preparing the audit committee report required by SEC rules (which is included on pages 27 and 28 of this proxy statement).
      The current members of the Audit Committee are Mr. Hartley, Mr. Reardon and Dr. Taunton-Rigby. The Board of Directors has determined that Mr. Reardon, the Chairman of the Audit Committee, is an “audit committee financial expert” as defined in Item 401(h) of Regulation S-K. The Audit Committee held seven meetings in 2004.

Compensation Committee
      The Compensation Committee’s responsibilities include:

•	annually reviewing and approving corporate goals and objectives relevant to compensation for the Company’s chief executive officer;

•	determining the chief executive officer’s compensation;

•	reviewing and approving, or making recommendations to the Board with respect to, the compensation of the Company’s senior executives;

•	overseeing an evaluation of the Company’s other senior executives;

•	overseeing and administering the Company’s cash and equity incentive plans; and

•	reviewing and making recommendations to the Board with respect to director compensation.
      The current members of the Compensation Committee are Mr. Hartley, Mr. Reardon, Dr. Taunton-Rigby and Dr. Wyngaarden. The Compensation Committee held four meetings in 2004.

Executive Committee
      The Executive Committee of the Board of Directors was established to act on routine matters without having to convene special meetings of the full Board. The current members of the Executive Committee are Dr. Agrawal, Mr. El Zein and Dr. Wyngaarden. The Executive Committee held one meeting in 2004.

Finance Committee
      The Finance Committee reviews and advises management and the full Board regarding the relative merits of prospective financing transactions. The members of the Finance Committee in 2004 were Mr. Hartley, Mr. Reardon, Mr. Seiler (through August 2004) and Dr. Wyngaarden. The current members of the Finance Committee are Dr. Agrawal, Mr. Hartley and Mr. Reardon. In 2004, the Finance Committee held six meetings.

Nominating and Corporate Governance Committee
      The Nominating and Corporate Governance Committee’s responsibilities include:

•	identifying individuals qualified to become Board members;

•	recommending to the Board the persons to be nominated for election as directors and to each of the Board’s committees;

•	reviewing and making recommendations to the Board with respect to management succession planning;

•	developing and recommending to the Board corporate governance principles; and

•	overseeing periodic evaluations of the Board.
      The members of the Nominating and Corporate Governance Committee are Mr. Hartley, Mr. Reardon and Dr. Wyngaarden. The Nominating and Corporate Governance Committee held two meetings during 2004.
Director Attendance at Annual Meeting of Stockholders
      It is the Company’s policy that directors are expected to attend the annual meeting of stockholders. All directors attended the 2004 annual meeting of stockholders.

Director Candidates
      The process followed by the Nominating and Corporate Governance Committee to identify and evaluate director candidates includes requests to Board members and others for recommendations, meetings from time to time to evaluate biographical information and background material relating to potential candidates and interviews of selected candidates by members of the Nominating and Corporate Governance Committee and the Board.
      In considering whether to recommend any particular candidate for inclusion in the Board’s slate of recommended director nominees, the Nominating and Corporate Governance Committee will apply the criteria set forth in the Company’s Corporate Governance Guidelines that the Company has posted on the Corporate Governance Section of its website, which is located at www.hybridon.com. These criteria include the candidate’s integrity, business acumen, knowledge of the Company’s business and industry, age, experience, diligence, conflicts of interest and the ability to act in the interests of all stockholders. The Nominating and Corporate Governance Committee does not assign specific weights to particular criteria and no particular criterion is a prerequisite for any prospective nominee. The Company believes that the backgrounds and qualifications of its directors, considered as a group, should provide a composite mix of experience, knowledge and abilities that will allow the Board to fulfill its responsibilities.
      Stockholders may recommend individuals to the Nominating and Corporate Governance Committee for consideration as potential director candidates by submitting their names, together with appropriate biographical information and background materials and a statement as to whether the stockholder or group of stockholders making the recommendation has beneficially owned more than 5% of the Company’s Common Stock for at least a year as of the date such recommendation is made, to Nominating and Corporate Governance Committee, c/o Corporate Secretary, Hybridon, Inc., 345 Vassar Street, Cambridge, Massachusetts 02139. Assuming that appropriate biographical and background material has been provided on a timely basis, the Nominating and Corporate Governance Committee will evaluate stockholder-recommended candidates by following substantially the same process, and applying substantially the same criteria, as it follows for candidates submitted by others. If the Board determines to nominate a stockholder-recommended candidate and recommends his or her election, then his or her name will be included in the Company’s proxy card for the next annual meeting.
      Stockholders also have the right under the Company’s bylaws to nominate director candidates directly, without any action or recommendation on the part of the Nominating and Corporate Governance Committee or the Board, by following the procedures set forth under “Submission of Future Stockholder Proposals for 2006 Annual Meeting” below. Candidates nominated by stockholders in accordance with the procedures set forth in the Company’s bylaws will not be included in the Company’s proxy card for the next annual meeting.
Communicating with the Independent Directors
      The Board will give appropriate attention to written communications that are submitted by stockholders and will respond if and as appropriate. The Chairman of the Board is primarily responsible for monitoring communications from stockholders and for providing copies or summaries to the other directors, as he or she considers appropriate.
      Communications are forwarded to all directors if they relate to important substantive matters and include suggestions or comments that the Chairman of the Board considers to be important for the directors to know. In general, communications relating to corporate governance and long-term corporate strategy are more likely to be forwarded than communications relating to ordinary business affairs, personal grievances and matters as to which the Company tends to receive repetitive or duplicative communications.
      Stockholders who wish to send communications on any topic to the Board should address such communications to Board of Directors, c/o Corporate Secretary, Hybridon, Inc., 345 Vassar Street, Cambridge, Massachusetts 02139.

Code of Business Conduct and Ethics
      The Company has adopted a written Code of Business Conduct and Ethics that applies to the Company’s directors, officers and employees, including its principal executive officer, principal financial officer, principal accounting officer or controller, and persons performing similar functions. The Company has posted a current copy of the Code in the Corporate Governance section of the Company’s website, which is located at www.hybridon.com. In addition, the Company intends to post on its website all disclosures that are required by law or American Stock Exchange listing standards concerning any amendments to, or waivers from, any provision of the Code.
Director Compensation

Meeting Fees
      Members of the Board of Directors who are not employees of the Company are paid $1,250 for personal attendance and $500 for telephonic attendance at Board of Directors and committee meetings. These directors are reimbursed for their expenses incurred in connection with their attendance at Board of Directors and committee meetings.
      The Company has a policy under which non-employee directors may elect to receive meeting fees in cash or in a number of shares of Common Stock determined by dividing the fees for meetings attended by 85% of the fair market value of the Company’s Common Stock on the first business day of the quarter following the quarter in which fees are earned. In connection with this policy, directors elected to receive Common Stock in lieu of cash for Board of Director and committee meeting fees earned during 2004 as follows:

	Shares of
Director	Common Stock	Cash Fees Forgone

Mr. Reardon	5,974	$3,250
Dr. Wyngaarden	35,048	18,750
Dr. Zamecnik	18,951	10,000

Annual Retainers
      In addition to meeting fees, in 2004 the Company paid the Chairman of the Board an annual retainer of $60,000, which was paid in monthly installments, and paid the Chairman of the Audit Committee an annual retainer of $15,000, which was paid in quarterly installments. All other non-employee directors were paid an annual retainer of $10,000, which was paid in quarterly installments.

Equity Compensation
      The Company’s amended 1995 Director Stock Option Plan provides for the grant of options to purchase 25,000 shares of Common Stock to each non-employee director upon his or her initial election to the Board of Directors. In 2004 and for the first quarter of 2005, each non-employee director received automatic quarterly grants of options to purchase 3,750 shares of Common Stock on the first day of each calendar quarter. Beginning with the second quarter of 2005, each non-employee director receives an automatic quarterly grant of options to purchase 10,000 shares of Common Stock on the first day of each calendar quarter, with options to purchase 3,750 of such shares being granted under the Company’s 1995 Director Stock Option Plan and options to purchase 6,250 of such shares being granted under the Company’s Amended and Restated 1997 Stock Incentive Plan or the Company’s 1995 Stock Option Plan. All options are granted with exercise prices equal to the fair market value of the Common Stock on the date of grant. All options vest on the first anniversary of the date of grant. The vesting of all options granted will be automatically accelerated upon the occurrence of a change in control of the Company.

      In 2004, the Company granted the following stock options to its directors under the 1995 Director Stock Option Plan:

•	On January 1, 2004, the Company granted to each of the non-employee directors an option to purchase 3,750 shares of Common Stock under the 1995 Director Stock Option Plan at an exercise price of $1.14 per share.

•	On April 1, 2004, the Company granted to each of the non-employee directors an option to purchase 3,750 shares of Common Stock under the 1995 Director Stock Option Plan at an exercise price of $1.04 per share.

•	On July 1, 2004, the Company granted to each of the non-employee directors an option to purchase 3,750 shares of Common Stock under the 1995 Director Stock Option Plan at an exercise price of $0.64 per share.

•	On October 1, 2004, the Company granted to each of the non-employee directors an option to purchase 3,750 shares of Common Stock under the 1995 Director Stock Option Plan at an exercise price of $0.63 per share.

Other Compensation
      The Company paid Dr. Zamecnik $20,000 for consulting services provided by Dr. Zamecnik in 2004 and expects to pay Dr. Zamecnik $20,000 in 2005 for similar services.
Certain Transactions
      Since January 1, 2004, Hybridon has entered into or has been engaged in the following transactions with the following Hybridon directors, officers and stockholders who beneficially owned more than 5% of the outstanding Common Stock of Hybridon at the time of these transactions, as well as affiliates or immediate family members of those directors, officers and stockholders. Hybridon believes that the terms of the transactions described below were no less favorable than Hybridon could have obtained from unaffiliated third parties.

Conversion of Series A Convertible Preferred Stock
      At a special meeting of stockholders held on December 4, 2003, holders of the Company’s Common Stock and Series A Convertible Preferred Stock approved amendments to the Company’s Certificate of Incorporation that reduced the liquidation preference and annual dividend rate on the Company’s Series A Convertible Preferred Stock. The amendments also provided that during a 60-day period that ended on February 2, 2004, shares of the Company’s Series A Convertible Preferred Stock could be converted into a number of shares of Common Stock that was 25% greater than the number of shares that would otherwise be issuable upon conversion of the Series A Convertible Preferred Stock. During the 60-day period, holders of 722,092 shares of the Company’s Series A Convertible Preferred Stock, or 99.9% of the Series A Convertible Preferred Stock outstanding, converted their shares into 21,238,028 shares of Common Stock, including the following stockholders who beneficially owned more than 5% of the outstanding shares of Common Stock on an as-converted basis at the time of the conversion:

	Shares of Series A	Shares of
Holder	Preferred Stock	Common Stock

Founders Financial Group, LP	96,207	2,829,618
General Motors Employees Domestic Group Trust	152,520	4,485,884
Guardian Life Insurance Company of America	145,451	4,277,971

Pillar Investment Ltd. and Affiliates
      Youssef El Zein, a director of the Company, is a director of Pillar Investment Ltd. and a director of Optima Life Sciences Limited. Pillar is the manager and investment advisor of Optima and holds all of the voting shares of Optima. In 2004, the Company paid $281,000 to Pillar Investments Ltd. and issued to Pillar Investments Ltd. warrants to purchase 432,520 shares of Common Stock at an exercise price of $0.67 per share as placement agent fees in connection with the Company’s August 2004 private placement. In addition, Optima, which is controlled by Pillar Investment Ltd., purchased 2,768,100 shares of Common Stock and warrants to purchase 553,620 additional shares of Common Stock in the August 2004 private placement.

TMC Development
      The Company paid TMC Development $15,875 in 2004 for consulting services provided to the Company in 2003 under an agreement. Dr. Anthony Georges Marcel, who served as a director of the Company from December 2002 through February 2004, is the President and principal stockholder of TMC Development.

Great Point Partners LLC
      Biomedical Value Fund, LP and Biomedical Offshore Value Fund Ltd., each of which is an affiliate of Great Point Partners, LLC, purchased, in the aggregate, 1,730,100 shares of Common Stock and warrants to purchase 346,020 additional shares of Common Stock for the purchase price of $1,000,000 in the August 2004 private placement. Great Point beneficially owned over 5% of the outstanding Common Stock prior to the August 2004 private placement.
Executive Compensation
      The following table sets forth the compensation for the Chief Executive Officer of the Company, the Chief Financial Officer of the Company and two former executive officers of the Company (collectively, the “Named Executive Officers”):
Summary Compensation Table

							Long-Term
							Compensation
							Awards
		Annual Compensation
							Securities
					Other Annual		Underlying	All Other
Name and Principal Position		Salary		Bonus	Compensation		Options(Shares)	Compensation(1)

Sudhir Agrawal, D. Phil	2004	$363,750		$79,500	$64,750	(2)	250,000	$39,370
CEO, President & CSO	2003	360,000		100,000	65,000	(2)	—	41,616
	2002	360,000		100,000	64,624	(2)	—	47,039
Robert G. Andersen	2004	297,000		32,700	15,756	(3)	300,000	18,281
CFO, VP of Operations,	2003	258,000		120,000	14,489	(3)	—	22,877
Treasurer and Secretary	2002	258,000		60,000	13,294	(3)	—	18,400
Stephen R. Seiler	2004	360,000	(4)	25,000	12,075	(3)	—	12,185
Former CEO	2003	360,000		100,000	15,707	(3)	—	18,115
	2002	360,000		—	14,376	(3)	350,000	64,086
R. Russell Martin, M.D.	2004	187,687	(5)	—	13,947	(3)	—	13,692
Former Senior VP Drug	2003	250,250		10,000	14,397	(3)	15,000	31,000
Development and CMO	2002	250,250		15,000	13,212	(2)	—	16,569

(1)	All Other Compensation represents compensation paid for the surrender of unused vacation days and 401(k) employer contributions in the applicable year. All Other Compensation for Mr. Seiler also includes relocation benefits paid to Mr. Seiler in 2002.

	2004	2003	2002

Sudhir Agrawal, D. Phil
401(k)	$8,000	$7,000	$5,500
Compensation paid for the surrender of unused vacation days	31,370	34,616	41,539

Total for Sudhir Agrawal, D. Phil	$39,370	$41,616	$47,039

Robert G. Andersen
401(k)	$8,000	$7,000	$5,500
Compensation paid for the surrender of unused vacation days	10,281	15,877	12,900

Total for Robert G. Andersen	$18,281	$22,877	$18,400

Stephen R. Seiler
401(k)	$4,800	$6,000	$5,500
Compensation paid for the surrender of unused vacation days	7,385	12,115	12,692
Relocation benefits	—	—	45,894

Total for Stephen R. Seiler	$12,185	$18,115	$64,086

R. Russell Martin, M.D.
401(k)	$4,067	$7,000	$5,500
Compensation paid for the surrender of unused vacation days	9,625	24,000	11,069

Total for R. Russell Martin, M.D.	$13,692	$31,000	$16,569

(2) Other Annual Compensation paid to Dr. Agrawal consists of:

	2004	2003	2002

Cash paid in lieu of employee benefits pursuant to Dr. Agrawal’s employment agreement	$47,363	$48,591	$50,000
Premiums paid by the Company for life, disability and health insurance	17,387	16,409	14,624

Total	$64,750	$65,000	$64,624

(3) Represents premiums paid by the Company for life, disability and health insurance in the applicable year.
(4) Mr. Seiler resigned on August 30, 2004. The $360,000 in salary paid to Mr. Seiler in 2004 consists of $240,000 that Mr. Seiler was paid during his employment between January 1, 2004 and August 30, 2004 and $120,000 that was paid to Mr. Seiler after August 30, 2004 as severance pursuant to Mr. Seiler’s amended employment agreement.
(5) Dr. Martin retired on June 30, 2004. The $187,687 in salary paid to Dr. Martin in 2004 consists of $125,125 that Dr. Martin was paid during his employment between January 1, 2004 and June 30, 2004 and $62,562 that was paid to Dr. Martin between July 1, 2004 and September 30, 2004 pursuant to Dr. Martin’s amended employment agreement.

2004 Option Grants
      The following table sets forth certain information concerning grants of stock options made during fiscal year 2004 to Dr. Agrawal and Mr. Andersen. None of the other Named Executive Officers were granted options in 2004:
Option Grants in Last Fiscal Year

	Individual Grants
					Potential Realizable Value
	Number of	Percent of			at Assumed Annual Rates of
	Securities	Total Options			Stock Price Appreciation
	Underlying	Granted to	Exercise		For Option Term($)(2)
	Option	Employees in	Price Per	Expiration
Name	Grants(#)	Fiscal Year(%)(1)	Share($)	Date	0%	5%	10%

Sudhir Agrawal, D.Phil. (3)	250,000	12%	$0.52	11/30/14	—	$65,467	$181,249
Robert G. Andersen(3)	300,000	14%	$0.52	11/30/14	—	$88,334	$233,061

(1)	The percentage of total options granted to employees in 2004 is calculated based on options to purchase 2,084,750 shares of Common Stock granted to employees during 2004 under the Company’s equity incentive plans.

(2)	The potential realizable value is calculated based on the term of the option at its time of grant, which is ten years. The value is based on assumed rates of stock appreciation of 0%, 5% and 10% compounded annually from the date the option is granted until its expiration date. These numbers are calculated based on the requirements of the SEC and do not represent an estimate or projection of the future price of the Company’s Common Stock. The gains shown are net of the option exercise price, but do not reflect taxes or other expenses associated with the exercise. Actual gains, if any, on stock option exercises will depend on the future performance of the Common Stock and overall stock market conditions. The amounts reflected in the above table may not necessarily be achieved.

(3)	These options vest quarterly over four years beginning on February 28, 2005. All options granted to Dr. Agrawal and Mr. Andersen will become fully exercisable upon a change of control of the Company.

Aggregate Option Exercises in 2004 and Fiscal Year-End Option Values
      The following table sets forth certain information concerning options exercised by the Named Executive Officers in 2004, and the number and value of unexercised options held by each of the Named Executive Officers on December 31, 2004.
Aggregate Option Exercises in 2004 and Fiscal Year-End Option Values

			Number of Securities		Value of Unexercised
			Underlying Unexercised Options		In-the-Money Options at
	Shares		At Fiscal Year-End		Fiscal Year-End(2)
	Acquired on	Value
	Exercise(#)	Realized($)(1)	Exercisable(#)	Unexercisable(#)	Exercisable($)	Unexercisable($)

Sudhir Agrawal, D. Phil	—	$—	5,589,000	1,380,000	$—	$—
Robert G. Andersen	—	—	1,100,455	300,000	—	—
Stephen R. Seiler	—	—	3,990,000	—	—	—
R. Russell Martin, M.D.	8,000	4,880	401,330	—	—	—

(1)	Based on the difference between the closing price for the Common Stock as reported on the American Stock Exchange on the date of exercise and the exercise price of the option.

(2)	The closing price for the Common Stock as reported by the American Stock Exchange on December 31, 2004 was $0.48 per share. Value is calculated on the basis of the difference between the option exercise price and $0.48 multiplied by the number of shares of Common Stock underlying the option.

Employment Agreements, Termination of Employment and Change in Control Arrangements
      Hybridon is a party to an employment agreement with Dr. Agrawal for a term commencing on April 1, 2002 and ending on April 1, 2007. The agreement is currently being amended to reflect Dr. Agrawal’s current responsibilities as Chief Executive Officer. Effective January 1, 2005, Dr. Agrawal is entitled to receive an annual base salary of $396,000. Dr. Agrawal is also entitled to receive an annual bonus as determined by the Compensation Committee. The Company has agreed that if the value of specified employee benefits paid on behalf of Dr. Agrawal during any calendar year does not exceed 20% of Dr. Agrawal’s annual base salary, the Company will pay Dr. Agrawal the difference between the actual amounts paid or contributed and 20% of his annual base salary up to a maximum of $50,000. If Dr. Agrawal’s employment is terminated by the Company without cause or by him for good reason, Hybridon will continue to pay Dr. Agrawal his annual base salary and provide Dr. Agrawal with his benefits for a period ending upon the earlier of (i) the date 24 months following such termination and (ii) April 1, 2007, and Hybridon will pay any accrued bonus through the date of termination. If, after a change of control of the Company, Dr. Agrawal terminates his employment for any reason within 13 months of the change of control, the Company will pay to Dr. Agrawal a lump sum cash payment equal to the lesser of (a) two times Dr. Agrawal’s annual base salary at the time of termination and (b) the product of Dr. Agrawal’s annual base salary at the time of termination multiplied by the number of years (or portion thereof) remaining in the employment period under the agreement, and continue to provide Dr. Agrawal with his benefits until the earlier of the date 24 months following the date of termination and the expiration of the employment period under the agreement. Dr. Agrawal has agreed that during his employment with the Company and for a one-year period thereafter, he will not hire or attempt to hire any employee of the Company or compete with the Company. If Dr. Agrawal’s employment is terminated by the Company without cause or by Dr. Agrawal for good reason, any options granted to Dr. Agrawal will vest as of the date of termination to the extent such options would otherwise have been vested as of April 1, 2007 if he had remained employed by the Company through such date.
      Hybridon is a party to an employment agreement with Mr. Andersen for a term commencing on April 1, 2002 and ending on April 1, 2006. Under this agreement, Mr. Andersen serves as the Company’s Chief Financial Officer and Vice President of Operations. Effective January 1, 2005, Mr. Andersen is entitled to receive an annual base salary of $300,000. Mr. Andersen is also entitled to receive an annual bonus as determined by the Compensation Committee. If Mr. Andersen’s employment is terminated by the Company without cause or by him for good reason, Hybridon will continue to pay Mr. Andersen his annual base salary and provide Mr. Andersen with his benefits for a period ending upon the earlier of (i) the date 24 months following such termination and (ii) April 1, 2006, but in no event for a period of less than 12 months, and Hybridon will pay any accrued bonus through the date of termination. If, after a change of control of the Company, Mr. Andersen terminates his employment for any reason within 13 months of the change of control, the Company will pay to Mr. Andersen a lump sum cash payment equal to the lesser of (a) two times Mr. Andersen’s annual base salary at the time of termination and (b) the product of Mr. Andersen’s annual base salary at the time of termination multiplied by the number of years (or portion thereof) remaining in the employment period under the agreement, and continue to provide Mr. Andersen with his benefits until the earlier of the date 24 months following the date of termination and the expiration of the employment period under the agreement. Mr. Andersen has agreed that during his employment with the Company and for a one-year period thereafter, he will not hire or attempt to hire any employee of the Company or compete with the Company. If Mr. Andersen’s employment is terminated by the Company without cause or by Mr. Andersen for good reason, any options granted to Mr. Andersen will vest as of the date of termination to the extent such options would otherwise have been vested as of April 1, 2006 if he had remained employed by the Company through such date.
      On August 30, 2004, Mr. Seiler resigned as Chief Executive Officer and as a director of the Company. In connection with his resignation and in accordance with his employment agreement, the Company agreed to continue to pay Mr. Seiler his annual base salary until September 1, 2006, to vest all unvested stock options as of August 30, 2004 and to extend the period during which Mr. Seiler could exercise all stock options held by him until August 30, 2006. Mr. Seiler has agreed that for a one-year period ending on August 30, 2005, he will not hire or attempt to hire any employee of the Company or compete with the Company.

      Dr. Martin retired as Senior Vice President Drug Development and Chief Medical Officer on June 30, 2004. In connection with his retirement and in accordance with his amended employment agreement, the Company continued to pay Dr. Martin his base salary until September 30, 2004, and Dr. Martin received the right to exercise his stock options until June 30, 2005.
      All options granted to Dr. Agrawal and Mr. Andersen will become fully exercisable upon a change of control of the Company.
Report of the Compensation Committee on Executive Compensation
      The Company’s Compensation Committee is responsible for establishing compensation policies with respect to the Company’s executive officers, including the Chief Executive Officer and the other executive officers named in the Summary Compensation Table, and setting the compensation for these individuals.
      The Compensation Committee seeks to achieve three broad goals in connection with the Company’s executive compensation programs and decisions regarding individual compensation. First, the Compensation Committee structures executive compensation programs in a manner that it believes will enable the Company to attract and retain key executives. In order to ensure continuity of certain key members of management, the Board of Directors has in some instances approved multi-year employment contracts for its executives. Second, the Compensation Committee establishes compensation programs that are designed to reward executives for the achievement of business objectives of the Company and/or the individual executive’s particular area of responsibility. By linking compensation in part to achievement, the Compensation Committee believes that a performance-oriented environment is created for the Company’s executives. Finally, the Company’s executive compensation programs are intended to provide executives with an equity interest in the Company so as to link a portion of the compensation of the Company’s executives with the performance of the Company’s Common Stock.
      The compensation programs for the Company’s executives established by the Compensation Committee generally consist of three elements based upon the foregoing objectives: base salary, cash bonuses, and a stock-based equity incentive in the form of participation in the Company’s stock incentive plans.
      Base Salary. In establishing base salaries for the executive officers, including the Chief Executive Officer, the Compensation Committee monitors salaries at other companies, particularly those that are in the same industry as the Company or related industries and/or located in the same general geographic area as the Company, considers historic salary levels of the individual and the nature of the individual’s responsibilities and compares the individual’s base salary with those of other executives at the Company. The Compensation Committee also considers the challenges involved in retaining first-rate managerial and scientific personnel in the science of DNA because of the new nature of this technology. To the extent determined to be appropriate, the Compensation Committee also considers general economic conditions, the Company’s financial performance and the individual’s performance. The Board of Directors’ determinations of the Company’s executive officers’ annual base salaries are subject to minimum base salaries specified in their employment agreements.
      Performance Bonuses. The Compensation Committee generally structures cash bonuses by linking them to the achievement of specified Company and/or business unit performance objectives. The amount of the bonus paid, if any, varies among the executive officers and key managers depending on their success in achieving individual performance goals and their contribution to the achievement of corporate performance goals. The Compensation Committee reviews and assesses corporate goals and individual performance by executive officers. Corporate performance criteria that are considered by the Compensation Committee include performance with respect to development milestones, business development objectives, commercialization goals and other measures of financial performance, including stock price appreciation. In determining the cash bonuses to be paid to each of the executive officers for services rendered in 2004, the Compensation Committee considered a variety of factors, including the achievement of corporate goals and the individual performance of executive officers in 2004.
      Stock-based Equity Incentives. The Compensation Committee uses stock options as a significant element of the compensation package of the Company’s executive officers because they provide an incentive for executives to maximize stockholder value and because they reward the executives only to the extent that stockholders also benefit. The timing and amounts of such grants depend upon a number of factors, including new hires of executives, the executives’ current stock and option holdings and such other factors as the Compensation Committee deems relevant. When granting stock options, the Compensation Committee’s general policy has been to fix the exercise price of such options at 100% of the fair market value of the Common Stock on the date of grant.
      2004 Compensation for Dr. Agrawal. Dr. Agrawal’s annual base salary compensation of $360,000 for the first nine months of 2004 was fixed pursuant to the terms of the employment agreement entered into between the Company and Dr. Agrawal in April 2002. The base salary amount was increased to $375,000 on October 1, 2004 upon Dr. Agrawal’s promotion to the position of CEO. The Compensation Committee granted Dr. Agrawal a cash bonus of $25,000 in March 2004 and another bonus of $25,000 in September 2004 related to the achievement of specific goals established by the Compensation Committee in 2003. An additional cash bonus of $29,500 and options to purchase 250,000 shares of Common Stock at a price of $0.52 per share were awarded to Dr. Agrawal in December 2004 in recognition of his accomplishments throughout 2004. In deciding to award Dr. Agrawal a $79,500 cash bonus and 250,000 stock options in 2004, the Compensation Committee considered Dr. Agrawal’s overall compensation package, the past option grants awarded to him, the leadership role that Dr. Agrawal has played in the Company’s accomplishments, and on other factors considered by the Compensation Committee in granting bonuses as described above.
      For 2005, Dr. Agrawal will receive an annual base salary of $396,000 and will be eligible for cash bonuses and stock option grants. The amount of these bonuses, if any, and the size of the stock option grants will be based in part on the Company’s performance against goals established by the Compensation Committee, on Dr. Agrawal’s performance against individual goals established by the Compensation Committee and on the other factors considered by the Compensation Committee in granting bonuses and stock options as described above.
      Compliance with Internal Revenue Code Section 162(m). Section 162(m) of the Internal Revenue Code of 1986, as amended (the “Code”), generally disallows a tax deduction to public companies for certain compensation in excess of $1 million paid to the Company’s Chief Executive Officer and the four other most highly compensated executive officers. Certain compensation, including qualified performance-based compensation, will not be subject to the deduction limit if specified requirements are met. In general, the Company structures and administers its stock option plans in a manner intended to comply with the performance-based exception to Section 162(m). Nevertheless, there can be no assurance that compensation attributable to future awards granted under its plans will be treated as qualified performance-based compensation under Section 162(m). Compensation attributable to certain awards previously granted under its plans and to certain awards that were not granted under its plans will not qualify as performance-based compensation and therefore will be subject to the limit. In addition, the Compensation Committee reserves the right to use its judgment to authorize compensation payments that may be subject to the limit when the Compensation Committee believes such payments are appropriate and in the best interests of the Company and its stockholders.

COMPENSATION COMMITTEE

James B. Wyngaarden, Chairman
C. Keith Hartley
William S. Reardon
Alison Taunton-Rigby
Compensation Committee Interlocks and Insider Participation
      The Compensation Committee consists of Mr. Hartley, Mr. Reardon, Dr. Taunton-Rigby and Dr. Wyngaarden. No member of the Company’s Compensation Committee was at any time during 2004, or was formerly, an officer or employee of the Company.
      No executive officer of the Company has served as a director or member of the compensation committee (or other committee serving the same function as the compensation committee) of any other entity, while an executive officer of that other entity served as a member of the Company’s Compensation Committee.

Comparative Stock Performance
      The Company’s Common Stock has been listed on the American Stock Exchange under the symbol “HBY” since December 5, 2003. Prior to December 5, 2003, the Company’s Common Stock was quoted on the OTC Bulletin Board under the symbol “HYBN”.
      The comparative stock performance graph shown below compares cumulative stockholder return on the Company’s Common Stock from December 31, 1999 through December 31, 2004 with the cumulative total return of the AMEX Market Index and an SIC Code Index. This graph assumes the investment of $100 on December 31, 1999 in the Company’s Common Stock, the AMEX Market Index and the SIC Code Index and assumes dividends are reinvested. The SIC Code Index reflects the stock performance of 116 publicly traded companies that comprise the SIC Code Index 2836 (biological products).

	12/31/99	12/31/00	12/31/01	12/31/02	12/31/03	12/31/04

Hybridon, Inc.	$100.00	$41.54	$142.72	$68.90	$112.20	$47.24
AMEX Market Index	100.00	98.77	94.22	90.46	123.12	140.99
SIC Code Index	100.00	116.10	102.90	67.24	90.15	99.64
Section 16(a) Beneficial Ownership Reporting Compliance
      Based solely on its review of copies of reports filed by individuals and entities required to make filings (“Reporting Persons”) pursuant to Section 16(a) of the Exchange Act or written representations from certain Reporting Persons, the Company believes that during 2004 all filings required to be made by its Reporting Persons were timely made in accordance with the Exchange Act except that each of the following Reporting Persons failed to timely file a Form 4 in connection with transactions effected during 2004 and prior years on the number of occasions set forth in parentheses after each Reporting Person’s name: Youssef El Zein (two Form 4s covering two transactions), Optima Life Sciences Limited (two Form 4s covering two transactions), Mr. Robert G. Andersen (one Form 4 covering one transaction), C. Keith Hartley (one Form 4 covering one transaction), Dr. Alison Taunton-Rigby (one Form 4 covering one transaction), Dr. R. Russell Martin (one Form 4 covering one transaction), Great Point Partners LLC (two Form 4s covering two transactions) and Dr. Jeffrey R. Jay (two Form 4s covering two transactions).
PROPOSAL 2 — INCREASE IN THE NUMBER OF AUTHORIZED COMMON SHARES
      In March 2005, the Board of Directors of the Company unanimously voted to recommend to the stockholders that the Company’s Restated Certificate of Incorporation be amended to increase the number of authorized shares of Common Stock from 185,000,000 to 200,000,000. Of the 185,000,000 shares of Common

Stock currently authorized, as of March 31, 2005, a total of 145,739,548 shares of Common Stock were outstanding or reserved for issuance as follows:

•	111,009,836 shares of Common Stock outstanding;

•	15,412 shares of Common Stock reserved for issuance upon conversion of the Company’s Series A Convertible Preferred Stock;

•	15,516,477 shares of Common Stock reserved for issuance upon exercise of outstanding warrants;

•	16,589,623 shares of Common Stock reserved for issuance upon exercise of outstanding stock options; and

•	2,623,612 shares of Common Stock reserved for future issuance under the Company’s equity incentive plans.
      The Board believes that the authorization of additional shares of Common Stock is necessary to provide the Company with the flexibility to issue shares of Common Stock in connection with possible future financings, joint ventures, acquisitions, stock incentive plans and other general corporate purposes. The Company does not currently have any plans, understandings, arrangements, commitments or agreements, written or oral, for the issuance of the additional shares of Common Stock that would be authorized if this proposal is approved. If the amendment is adopted by the stockholders, the Board will have authority to issue these additional shares of Common Stock without the necessity of further stockholder action. Holders of the Common Stock have no preemptive rights with respect to any shares that may be issued in the future.
      Under Delaware law, stockholders are not entitled to dissenter’s rights with respect to the proposed amendment to the Company’s Restated Certificate of Incorporation.
      The Board of Directors believes that approval of the amendment to the Restated Certificate of Incorporation is in the best interests of the Company and the stockholders and therefore recommends that stockholders vote for the approval of the amendment.
PROPOSAL 3 — APPROVAL OF 2005 STOCK INCENTIVE PLAN
      On April 15, 2005, the Board of Directors of the Company adopted, subject to stockholder approval, the 2005 Stock Incentive Plan (the “2005 Plan”). Up to 5,000,000 shares of Common Stock (subject to adjustment in the event of stock splits and other similar events) may be issued pursuant to awards granted under the 2005 Plan.
      The Board of Directors believes that the future success of the Company depends, in large part, upon the ability of the Company to maintain a competitive position in attracting, retaining and motivating key personnel. Accordingly, the Board of Directors believes adoption of the 2005 Plan is in the best interests of the Company and its stockholders and recommends a vote “FOR” the approval of the 2005 Plan and the reservation of 5,000,000 shares of Common Stock for issuance thereunder.
Description of the 2005 Plan
      The following is a brief summary of the 2005 Plan, a copy of which is attached as Exhibit A to this Proxy Statement.

Types of Awards
      The 2005 Plan provides for the grant of incentive stock options intended to qualify under Section 422 of the Code, non-statutory stock options, stock appreciation rights, restricted stock, restricted stock units and other stock-based awards as described below (collectively, “Awards”).
      Incentive Stock Options and Non-statutory Stock Options. Optionees receive the right to purchase a specified number of shares of Common Stock at a specified option price and subject to such other terms and conditions as are specified in connection with the option grant. Options may be granted at an exercise price which may be less than, equal to or greater than the fair market value of the Common Stock on the date of grant. Under present law, however, incentive stock options and options intended to qualify as performance-based compensation under Section 162(m) of the Code may not be granted at an exercise price less than 100% of the fair market value of the Common Stock on the date of grant (or less than 110% of the fair market value in the case of incentive stock options granted to optionees holding more than 10% of the voting power of the Company). The 2005 Plan permits the following forms of payment of the exercise price of options: (i) payment by cash, check, wire transfer or in connection with a “cashless exercise” through a broker, (ii) subject to certain conditions, surrender to the Company of shares of Common Stock, (iii) subject to certain conditions, delivery to the Company of a promissory note, (iv) any other lawful means, or (v) any combination of these forms of payment.
      Stock Appreciation Rights. A Stock Appreciation Right, or SAR, is an award entitling the holder, upon exercise, to receive an amount in Common Stock determined by reference to appreciation, from and after the date of grant, in the fair market value of a share of Common Stock. SARs may be granted independently or in tandem with an option.
      Restricted Stock Awards. Restricted Stock Awards entitle recipients to acquire shares of Common Stock, subject to the right of the Company to repurchase all or part of such shares from the recipient in the event that the conditions specified in the applicable Award are not satisfied prior to the end of the applicable restriction period established for such Award.
      Restricted Stock Unit Awards. Restricted Stock Unit Awards entitle the recipient to receive shares of Common Stock to be delivered at the time such shares vest pursuant to the terms and conditions established by the Board of Directors.
      Other Stock-Based Awards. Under the 2005 Plan, the Board of Directors has the right to grant other Awards based upon the Common Stock having such terms and conditions as the Board of Directors may determine, including the grant of shares based upon certain conditions, the grant of Awards that are valued in whole or in part by reference to, or otherwise based on, shares of Common Stock, and the grant of Awards entitling recipients to receive shares of Common Stock to be delivered in the future.
      Performance Conditions. A committee of the Board, all of the members of which are outside directors as defined in Section 162(m) of the Code (the “Section 162(m) Committee”), may determine, at the time of grant, that a Restricted Stock Award, Restricted Stock Unit Award or Other Stock-Based Award granted to a 2005 Plan participant will vest solely upon the achievement of specified performance criteria designed to qualify for deduction under Section 162(m) of the Code. The performance criteria for each such Award will be based on one or more of the following measures: (a) earnings per share, (b) return on average equity or average assets with respect to a pre-determined peer group, (c) earnings, (d) earnings growth, (e) revenues, (f) expenses, (g) stock price, (h) market share, (i) return on sales, assets, equity or investment, (j) regulatory compliance, (k) achievement of balance sheet or income statement objectives, (1) total shareholder return, (m) net operating profit after tax, (n) pre-tax or after-tax income, (o) cash flow, (p) achievement of research, development, clinical or regulatory milestones, (q) product sales and (r) business development activities. These performance measures may be absolute in their terms or measured against or in relationship to other companies comparably, similarly or otherwise situated. Such performance goals may be adjusted to exclude any one or more of (i) extraordinary items, (ii) gains or losses on the dispositions of discontinued operations, (iii) the cumulative effects of changes in accounting principles, (iv) the writedown of any asset, and (v) charges for restructuring and rationalization programs. Such performance goals: (i) may vary by participant and may be different for different Awards; (ii) may be particular to a participant or the department, branch, line of business, subsidiary or other unit in which the participant works and may cover such period as may be specified by the Section 162(m) Committee; and (iii) will be set by the Section 162(m) Committee within the time period prescribed by, and will otherwise comply with the requirements of, Section 162(m).
      The Company believes that disclosure of any further details concerning the performance measures for any particular year may be confidential commercial or business information, the disclosure of which would adversely affect the Company.

Transferability of Awards
      Except as the Board of Directors may otherwise determine or provide in an Award, Awards may not be sold, assigned, transferred, pledged or otherwise encumbered by the person to whom they are granted, either voluntarily or by operation of law, except by will or the laws of descent and distribution or, other than in the case of an incentive stock option, pursuant to a qualified domestic relations order. During the life of the Participant, Awards are exercisable only by the Participant.

Eligibility to Receive Awards
      Employees, officers, directors, consultants and advisors of the Company and its subsidiaries and of other business ventures in which the Company has a controlling interest are eligible to be granted Awards under the 2005 Plan. Under present law, however, incentive stock options may only be granted to employees of the Company and its subsidiaries.
      The maximum number of shares with respect to which Awards may be granted to any participant under the 2005 Plan may not exceed 1,000,000 shares per calendar year. For purposes of this limit, the combination of an Option in tandem with SAR is treated as a single award. The maximum number of shares with respect to which restricted stock awards and other stock unit awards that require no purchase or vest on the basis of the passage of time alone that may be granted is 500,000.

Plan Benefits
      As of March 1, 2005, approximately 40 persons were eligible to receive Awards under the 2005 Plan, including the Company’s two executive officers and six non-employee directors. The granting of Awards under the 2005 Plan is discretionary, and the Company cannot now determine the number or type of Awards to be granted in the future to any particular person or group. On April 18, 2005, the last reported sale price of the Company Common Stock on the American Stock Exchange was $0.62.

Administration
      The 2005 Plan is administered by the Board of Directors. The Board of Directors has the authority to adopt, amend and repeal the administrative rules, guidelines and practices relating to the 2005 Plan and to interpret the provisions of the 2005 Plan. Pursuant to the terms of the 2005 Plan, the Board of Directors may delegate authority under the 2005 Plan to one or more committees or subcommittees of the Board of Directors. The Board of Directors has authorized the Compensation Committee to administer certain aspects of the 2005 Plan, including the granting of options to executive officers.
      Subject to any applicable limitations contained in the 2005 Plan, the Board of Directors, the Compensation Committee, or any other committee to whom the Board of Directors delegates authority, as the case may be, selects the recipients of Awards and determines (i) the number of shares of Common Stock covered by options and the dates upon which such options become exercisable, (ii) the exercise price of options, (iii) the duration of options, and (iv) the number of shares of Common Stock subject to any SAR, restricted stock award, restricted stock unit award or other stock-based Awards and the terms and conditions of such Awards, including conditions for repurchase, issue price and repurchase price.
      No option granted under the 2005 Plan shall contain any provision entitling the optionee to the automatic grant of additional options in connection with any exercise of the original option.
      The Board of Directors is required to make appropriate adjustments in connection with the 2005 Plan and any outstanding Awards to reflect stock splits, stock dividends, recapitalizations, spin-offs and other similar changes in capitalization.

      The 2005 Plan also contains provisions addressing the consequences of any Reorganization Event, which is defined as:

•	any merger or consolidation of the Company with or into another entity as a result of which all of the Common Stock of the Company is converted into or exchanged for the right to receive cash, securities or other property, or is cancelled;

•	any exchange of all of the Common Stock of the Company for cash, securities or other property pursuant to a share exchange transaction; or

•	any liquidation or dissolution of the Company.
      In connection with a Reorganization Event, the Board of Directors or the Compensation Committee will take any one or more of the following actions as to all or any outstanding Awards on such terms as the Board or the Committee determines:

•	provide that Awards will be assumed, or substantially equivalent Awards will be substituted, by the acquiring or succeeding corporation (or an affiliate thereof);

•	upon written notice, provide that all unexercised options or other unexercised Awards will become exercisable in full and will terminate immediately prior to the consummation of such Reorganization Event unless exercised within a specified period following the date of such notice;

•	provide that outstanding Awards will become realizable or deliverable, or restrictions applicable to an Award will lapse, in whole or in part prior to or upon such Reorganization Event;

•	in the event of a Reorganization Event under the terms of which holders of Common Stock will receive upon consummation thereof a cash payment for each share surrendered in the Reorganization Event (the “Acquisition Price”), make or provide for a cash payment to an Award holder equal to (A) the Acquisition Price times the number of shares of Common Stock subject to the holder’s Awards (to the extent the exercise price does not exceed the Acquisition Price) minus (B) the aggregate exercise price of all the holder’s outstanding Awards, in exchange for the termination of such Awards;

•	provide that, in connection with a liquidation or dissolution of the Company, Awards will convert into the right to receive liquidation proceeds (if applicable, net of the exercise price thereof) and

•	any combination of the foregoing.
      The Board of Directors or the Compensation Committee may at any time provide that any Award will become immediately exercisable in full or in part, free of some or all restrictions or conditions, or otherwise realizable in full or in part, as the case may be.
      If any Award expires or is terminated, surrendered, canceled or forfeited, the unused shares of Common Stock covered by such Award will again be available for grant under the 2005 Plan, subject, however, in the case of incentive stock options, to any limitations under the Code.

Substitute Options
      In connection with a merger or consolidation of an entity with the Company or the acquisition by the Company of property or stock of an entity, the Board may grant options in substitution for any options or other stock or stock-based awards granted by such entity or an affiliate thereof. Substitute options may be granted on such terms, as the Board deems appropriate in the circumstances, notwithstanding any limitations on options contained in the 2005 Plan. Substitute options will not count against the 2005 Plan’s overall share limit, except as may be required by the Code.

Provisions for Foreign Participants
      The Board of Directors or the Compensation Committee may modify Awards granted to Participants who are foreign nationals or employed outside the United States or establish subplans or procedures under the 2005

Plan to recognize differences in laws, rules, regulations or customs of such foreign jurisdictions with respect to tax, securities, currency, employee benefit or other matters.

Amendment or Termination
      No Award may be made under the 2005 Plan after April 15, 2015, but Awards previously granted may extend beyond that date. The Board of Directors may at any time amend, suspend or terminate the 2005 Plan; provided that, to the extent determined by the Board, no amendment requiring stockholder approval under any applicable legal, regulatory or listing requirement will become effective until such stockholder approval is obtained. No Award will be made that is conditioned upon stockholder approval of any amendment to the Plan.
      If stockholders do not approve the adoption of the 2005 Plan, the 2005 Plan will not go into effect, and the Company will not grant any Awards under the 2005 Plan. In such event, the Board of Directors will consider whether to adopt alternative arrangements based on its assessment of the needs of the Company.
Federal Income Tax Consequences
      The following is a summary of the United States federal income tax consequences that generally will arise with respect to Awards granted under the 2005 Plan. This summary is based on the federal tax laws in effect as of the date of this proxy statement. In addition, this summary assumes that all Awards are exempt from, or comply with, the rules under Section 409A of the Code regarding nonqualified deferred compensation. The plan provides that no Award will provide for deferral of compensation that does not comply with Section 409A of the Code, unless the Board, at the time of grant, specifically provides that the Award is not intended to comply with Section 409A. Changes to these laws could alter the tax consequences described below.

Incentive Stock Options
      A participant will not have income upon the grant of an incentive stock option. Also, except as described below, a participant will not have income upon exercise of an incentive stock option if the participant has been employed by the Company or its corporate parent or 50% or more-owned corporate subsidiary at all times beginning with the option grant date and ending three months before the date the participant exercises the option. If the participant has not been so employed during that time, then the participant will be taxed as described below under “Non-statutory Stock Options.” The exercise of an incentive stock option may subject the participant to the alternative minimum tax (“AMT”).
      A participant will have income upon the sale of the stock acquired under an incentive stock option at a profit (if sales proceeds exceed the sum of the exercise price plus any adjustment resulting from the AMT). The type of income will depend on when the participant sells the stock. If a participant sells the stock more than two years after the option was granted and more than one year after the option was exercised, then all of the profit will be long-term capital gain. If a participant sells the stock prior to satisfying these waiting periods, then the participant will have engaged in a disqualifying disposition and a portion of the profit will be ordinary income and a portion may be capital gain. This capital gain will be long-term if the participant has held the stock for more than one year and otherwise will be short-term. If a participant sells the stock at a loss (sales proceeds are less than the exercise price), then the loss will be a capital loss. This capital loss will be long-term if the participant held the stock for more than one year and otherwise will be short-term.

Non-statutory Stock Options
      A participant will not have income upon the grant of a non-statutory stock option. A participant will have compensation income upon the exercise of a non-statutory stock option equal to the value of the stock on the day the participant exercised the option less the exercise price. Upon sale of the stock, the participant will have capital gain or loss equal to the difference between the sales proceeds and the value of the stock on the day the option was exercised. This capital gain or loss will be long-term if the participant has held the stock for more than one year and otherwise will be short-term.

Stock Appreciation Rights
      A participant will not have income upon the grant of a stock appreciation right. A participant generally will recognize compensation income upon the exercise of a SAR equal to the amount of the cash and the fair market value of any stock received. Upon the sale of the stock, the participant will have capital gain or loss equal to the difference between the sales proceeds and the value of the stock on the day the SAR was exercised. This capital gain or loss will be long-term if the participant held the stock for more than one year and otherwise will be short-term.

Restricted Stock Awards
      A participant will not have income upon the grant of restricted stock unless an election under Section 83(b) of the Code is made within 30 days of the date of grant. If a timely 83(b) election is made, then a participant will have compensation income equal to the value of the stock less the purchase price. When the stock is sold, the participant will have capital gain or loss equal to the difference between the sales proceeds and the value of the stock on the date of grant. If the participant does not make an 83(b) election, then when the stock vests the participant will have compensation income equal to the value of the stock on the vesting date less the purchase price. When the stock is sold, the participant will have capital gain or loss equal to the sales proceeds less the value of the stock on the vesting date. Any capital gain or loss will be long-term if the participant held the stock for more than one year and otherwise will be short-term.

Restricted Stock Units
      A participant will not have income upon the grant of a restricted stock unit. A participant is not permitted to make a Section 83(b) election with respect to a restricted stock unit award. When the restricted stock unit vests, the participant will have income on the vesting date in an amount equal to the fair market value of the stock on the vesting date less the purchase price, if any. When the stock is sold, the participant will have capital gain or loss equal to the sales proceeds less the value of the stock on the vesting date. Any capital gain or loss will be long-term if the participant held the stock for more than one year and otherwise will be short-term.

Other Stock-Based Awards
      The tax consequences associated with any other stock-based Award granted under the 2005 Plan will vary depending on the specific terms of such Award. Among the relevant factors are whether or not the Award has a readily ascertainable fair market value, whether or not the Award is subject to forfeiture provisions or restrictions on transfer, the nature of the property to be received by the participant under the Award and the participant’s holding period and tax basis for the Award or underlying Common Stock.

Tax Consequences to the Company
      There will be no tax consequences to the Company except that the Company will be entitled to a deduction when a participant has compensation income. Any such deduction will be subject to the limitations of Section 162(m) of the Code.

Securities Authorized for Issuance Under Existing Equity Compensation Plans
      The following table provides information about the Company’s Common Stock that may be issued upon exercise of options, warrants and rights under all of the Company’s equity compensation plans as of December 31, 2004.
Equity Compensation Plan Information

			(c)
			Number of Securities
	(a)		Remaining Available for
	Number of Securities	(b)	Future Issuance Under
	to be Issued Upon	Weighted-Average	Equity Compensation
	Exercise of	Exercise Price of	Plans (Excluding
	Outstanding Options,	Outstanding Options,	Securities Reflected in
Plan Category	Warrants and Rights	Warrants and Rights	Column (a))

Equity compensation plans approved by stockholders(1)	10,356,230	$0.69	2,702,019
Equity compensation plans not approved by stockholders(2)	6,837,293	0.82	0

Total	17,193,523	0.74	2,702,019

(1) Includes the Company’s:

•	1990 Stock Option Plan

•	1995 Stock Option Plan

•	1995 Employee Stock Purchase Plan

•	1995 Director Stock Option Plan

•	1997 Stock Incentive Plan
(2) Includes

•	Nonqualified Stock Option Agreements issued to Dr. Sudhir Agrawal, effective as of April 2, 2001 and July 25, 2001;

•	Nonqualified Stock Option Agreements issued to Stephen R. Seiler, the former Chief Executive Officer of the Company, effective as of July 25, 2001; and

•	Warrants issued to consultants.

Non-Statutory Stock Option Agreements with Dr. Agrawal
      In 2001, the Company granted to Dr. Agrawal non-statutory stock options outside of any equity compensation plan approved by the Company’s stockholders, pursuant to the terms of four Non-Statutory Stock Option Agreements, as follows:

•	A Non-Statutory Stock Option Agreement providing for the purchase of 1,260,000 shares of Common Stock at an exercise price of $0.825 per share. The option under this agreement vests in eight quarterly installments commencing on March 28, 2004;

•	A Non-Statutory Stock Option Agreement providing for the purchase of 550,000 shares of Common Stock at an exercise price of $0.825 per share. The option under this agreement is fully vested;

•	A Non-Statutory Stock Option Agreement providing for the purchase of 287,293 shares of Common Stock at an exercise price of $1.063 per share. The option under this agreement is fully vested; and

•	A Non-Statutory Stock Option Agreement providing for the purchase of 500,000 shares of Common Stock at an exercise price of $0.825 per share. The option under this agreement vests in its entirety on September 1, 2006.
      If Dr. Agrawal’s employment is terminated by the Company without cause or by Dr. Agrawal for good reason, each of Dr. Agrawal’s options will vest as of the date of termination to the extent such options would otherwise have been vested as of April 1, 2007 if he had remained employed by the Company through such date. All options granted to Dr. Agrawal will become fully exercisable upon a change of control of Hybridon.

Non-Statutory Stock Option Agreements with Mr. Seiler
      In 2001, the Company granted to Mr. Seiler non-statutory stock options outside of any equity compensation plan approved by the Company’s stockholders, pursuant to the terms of two Non-Statutory Stock Option Agreements, as follows:

•	A Non-Statutory Stock Option Agreement providing for the purchase of 3,150,000 shares of Common Stock at an exercise price of $0.84 per share. The option under this agreement originally vested in 20 equal quarterly installments commencing on December 1, 2001; and

•	A Non-Statutory Stock Option Agreement providing for the purchase of 490,000 shares of Common Stock at an exercise price of $0.71 per share. The option under this agreement vested in four equal quarterly installments commencing on December 1, 2001.
      In connection with Mr. Seiler’s resignation as Chief Executive Officer and as a director of the Company on August 30, 2004, the Company agreed to vest all unvested stock options under these option agreements and to extend the period during which Mr. Seiler could exercise all stock options held by him until August 30, 2006.

Warrants Issued to Consultants
      In 2002 and 2001, the Company issued warrants to purchase shares of Common Stock to consultants outside of any equity compensation plan approved by the Company’s stockholders, as follows:

		Exercise	Warrant
Year of Issuance	Shares	Price	Expiration

2002	100,000	$1.65	January 2007
2001	500,000	$0.50	March 2006
No warrants were issued to consultants in 2004 or 2003.

ACCOUNTING MATTERS
Report of the Audit Committee
      For the fiscal year ended December 31, 2004, the Audit Committee of the Company’s Board of Directors was composed of three non-employee members and acted under a written charter approved by the Board in June 2000 and amended on April 28, 2004. All members of the Audit Committee are independent directors pursuant to the listing standards of the American Stock Exchange as described above.
      The Audit Committee reviewed the Company’s audited financial statements for the fiscal year ended December 31, 2004 and discussed these financial statements with the Company’s management. Management is responsible for the Company’s internal controls and the financial reporting process. The Company’s registered public accounting firm is responsible for performing an independent audit of the Company’s financial statements in accordance with audit standards generally accepted in the United States of America and for issuing a report on those financial statements. As appropriate, the Audit Committee reviews and evaluates, and discusses with the Company’s management, internal accounting and financial personnel and the registered public accounting firm, the following:

•	the plan for, and the registered public accounting firm’s report on, each audit of the Company’s financial statements;

•	the Company’s financial disclosure documents, including all financial statements and reports filed with the SEC or sent to shareholders;

•	management’s selection, application and disclosure of significant accounting policies;

•	changes in the Company’s accounting practices, principles, controls or methodologies;

•	significant developments or changes in accounting rules applicable to the Company; and

•	the adequacy of the Company’s internal controls and accounting and financial personnel.
Management represented to the Audit Committee that the Company’s financial statements had been prepared in accordance with accounting principles generally accepted in the United States of America.
      The Audit Committee also reviewed and discussed the audited financial statements and the matters required by Statement on Auditing Standards 61 or SAS 61 (Communication with Audit Committees), with the Company’s registered public accounting firm. SAS 61 requires the Company’s registered public accounting firm to discuss with the Company’s Audit Committee, among other things, the following:

•	methods to account for significant unusual transactions;

•	the initial selection of and changes in significant accounting policies;

•	the effect of significant accounting policies in controversial or emerging areas for which there is a lack of authoritative guidance or consensus;

•	the process used by management in formulating particularly sensitive accounting estimates and the basis for the registered public accounting firm’s conclusions regarding the reasonableness of those estimates;

•	adjustments arising from the audit that, in the registered public accounting firm’s judgment, have a significant effect on the entity’s financial reporting; and

•	disagreements, if any, with management over the application of accounting principles, the basis for management’s accounting estimates and the disclosures in the financial statements.
      The Company’s registered public accounting firm also provided the Audit Committee with the written disclosures and the letter required by Independence Standards Board Standard No. 1 (Independence Discussions with Audit Committees). Independence Standards Board Standard No. 1 requires registered public accounting firms to disclose annually in writing all relationships that in the registered public accounting firm’s professional opinion may reasonably be thought to bear on independence, confirm their perceived independence and engage in a discussion of their independence. The Audit Committee discussed with the registered public accounting firm the matters disclosed in this letter and their independence from the Company. The Audit Committee also considered whether the registered public accounting firm’s provision of the other, non-audit related services to the Company, which are referred to in “Principal Accountant Fees and Services” below, is compatible with maintaining such registered public accounting firm’s independence.
      Based on its discussions with management and the Company’s registered public accounting firm, its review of the representations and information provided by management, and the report of the Company’s registered public accounting firm, the Audit Committee recommended to the Company’s Board of Directors that the audited financial statements be included in the Company’s Annual Report on Form 10-K for the year ended December 31, 2004.

AUDIT COMMITTEE

William S. Reardon, Chairman
C. Keith Hartley
Alison Taunton-Rigby
Registered Public Accounting Firm
      On March 14, 2005 the Audit Committee selected Ernst & Young LLP to serve as the Company’s registered public accounting firm for the year ending December 31, 2005. Ernst & Young LLP has served as the Company’s registered public accounting firm starting with the year ended December 31, 2002.
      Representatives of Ernst & Young will be present at the Annual Meeting to answer appropriate questions. They will have the opportunity to make a statement if they desire to do so.
Principal Accountant Fees and Services

Audit Fees
      Ernst & Young LLP’s fees for audit services totaled $191,027 and $167,538 for 2004 and 2003, respectively. Audit services were comprised of services associated with the 2004 and 2003 annual audits, registration statements and reviews of the Company’s quarterly reports on Form 10-Q.

Audit-Related Fees
      Ernst & Young LLP’s fees for audit-related services totaled $11,825 and $16,368 for 2004 and 2003, respectively. Audit-related services were comprised of employee benefit plan audits.

Tax Fees
      Ernst & Young LLP’s fees for tax services totaled $13,600 and $64,539 for 2004 and 2003, respectively. Tax services were comprised of tax compliance, tax advice and tax planning services.

All Other Fees
      Ernst & Young LLP did not have any fees for any other services for 2004 or 2003.
Pre-Approval Policies and Procedures
      The Audit Committee has adopted policies and procedures relating to the approval of all audit and non-audit services that are to be performed by the Company’s registered public accounting firm. This policy generally provides that the Company will not engage its registered public accounting firm to render audit or non-audit services unless the service is specifically approved in advance by the Audit Committee or the engagement is entered into pursuant to the pre-approval procedures described below.

      From time to time, the Audit Committee may pre-approve specified types of services that are expected to be provided to the Company by its registered public accounting firm during the next 12 months. Any such pre-approval is detailed as to the particular service or type of services to be provided and is also generally subject to a maximum dollar amount.
OTHER MATTERS
      The Board of Directors knows of no other business that will be presented for consideration at the Annual Meeting other than that described above. However, if any other business should come before the Annual Meeting, it is the intention of the persons named in the enclosed proxy to vote, or otherwise act, in accordance with their best judgment on such matters.
      The Company will bear the costs of soliciting proxies. In addition to solicitations by mail, the Company’s directors, officers and regular employees may, without additional remuneration, solicit proxies by telephone, facsimile, internet and personal interviews. Hybridon reserves the right to retain other outside agencies for the purpose of soliciting proxies. The Company will also request brokerage houses, custodians, nominees and fiduciaries to forward copies of the proxy material to those persons for whom they hold shares and request instructions for voting the proxies. The Company will reimburse such brokerage houses and other persons for their reasonable expenses in connection with this distribution.
Householding of Annual Meeting Materials
      Some banks, brokers and other nominee record holders may be participating in the practice of “householding” proxy statements and annual reports. This means that only one copy of this Proxy Statement and Annual Report may have been sent to multiple stockholders in one household. Upon request, the Company will promptly deliver separate copies of this Proxy Statement and Annual Report. To make such a request, please call (617) 679-5500 or write to Investor Relations, 345 Vassar Street, Cambridge, Massachusetts 02139. To receive separate copies of the Annual Report and Proxy Statement in the future, or to receive only one copy for the household, please contact your bank, broker, or other nominee record holder, or contact the Company at the above address and phone number.
Submission of Future Stockholder Proposals for 2006 Annual Meeting
      Under SEC rules, a stockholder who intends to present a proposal, including nomination of a director, at the Company’s 2006 Annual Meeting of Stockholders and who wishes the proposal to be included in the proxy statement for that meeting must submit the proposal in writing to Investor Relations, 345 Vassar Street, Cambridge, Massachusetts 02139, prior to January 3, 2006. SEC rules set standards for the types of stockholder proposals and the information that must be provided by the stockholder making the request.
      If a stockholder of the Company wishes to present a proposal before the 2006 Annual Meeting but has not complied with the requirements for inclusion of such proposal in the Company’s proxy statement under SEC rules, such stockholder must give written notice of such proposal to the Secretary of the Company at the principal offices of the Company not less than 60 days nor more than 90 days prior to the 2006 Annual Meeting. Notwithstanding the foregoing, if the Company provides less than 70 days notice or prior public disclosure of the date of the meeting to the stockholders, notice by the stockholders must be received by the Secretary no later than the close of business on the tenth day following the date on which the notice of the meeting was mailed or such public disclosure was made, whichever occurs first. If a stockholder who wished to present a proposal fails to notify the Company by this date, the proxies that management solicits for that meeting will have discretionary authority to vote on the stockholder’s proposal if it is otherwise properly brought before that meeting. If a stockholder makes timely notification, the proxies may still exercise discretionary authority to vote on stockholder proposals under circumstances consistent with the SEC’s rules.
      THE BOARD OF DIRECTORS ENCOURAGES ALL STOCKHOLDERS TO ATTEND THE ANNUAL MEETING. WHETHER OR NOT YOU PLAN TO ATTEND, YOU ARE URGED TO COMPLETE, DATE, SIGN AND RETURN THE ENCLOSED PROXY IN THE ACCOMPANYING

ENVELOPE. PROMPT RESPONSE WILL GREATLY FACILITATE ARRANGEMENTS FOR THE ANNUAL MEETING AND YOUR COOPERATION IS APPRECIATED. REGISTERED STOCKHOLDERS WHO ATTEND THE ANNUAL MEETING MAY VOTE THEIR STOCK PERSONALLY, EVEN THOUGH THEY HAVE SENT IN THEIR PROXIES, AFTER PROVIDING WRITTEN NOTICE AT THE ANNUAL MEETING OF REVOCATION OF THE PROXY.

By Order of the Board of Directors,

/s/ Robert G. Andersen

Robert G. Andersen, Secretary
May 3, 2005

EXHIBIT A
HYBRIDON, INC.
2005 STOCK INCENTIVE PLAN

1.	Purpose
      The purpose of this 2005 Stock Incentive Plan (the “Plan”) of Hybridon, Inc., a Delaware corporation (the “Company”), is to advance the interests of the Company’s stockholders by enhancing the Company’s ability to attract, retain and motivate persons who are expected to make important contributions to the Company and by providing such persons with equity ownership opportunities and performance-based incentives that are intended to align their interests with those of the Company’s stockholders. Except where the context otherwise requires, the term “Company” shall include any of the Company’s present or future parent or subsidiary corporations as defined in Sections 424(e) or (f) of the Internal Revenue Code of 1986, as amended, and any regulations promulgated thereunder (the “Code”) and any other business venture (including, without limitation, joint venture or limited liability company) in which the Company has a controlling interest, as determined by the Board of Directors of the Company (the “Board”).

2.	Eligibility
      All of the Company’s employees, officers and directors and all of the Company’s consultants and advisors that are natural persons are eligible to receive options, stock appreciation rights, restricted stock, restricted stock units and other stock-based awards (each, an “Award”) under the Plan. Each person who receives an Award under the Plan is deemed a “Participant”.

3.	Administration and Delegation
      (a) Administration by Board of Directors. The Plan will be administered by the Board. The Board shall have authority to grant Awards and to adopt, amend and repeal such administrative rules, guidelines and practices relating to the Plan as it shall deem advisable. The Board may correct any defect, supply any omission or reconcile any inconsistency in the Plan or any Award in the manner and to the extent it shall deem expedient to carry the Plan into effect and it shall be the sole and final judge of such expediency. All decisions by the Board shall be made in the Board’s sole discretion and shall be final and binding on all persons having or claiming any interest in the Plan or in any Award. No director or person acting pursuant to the authority delegated by the Board shall be liable for any action or determination relating to or under the Plan made in good faith.
      (b) Appointment of Committees. To the extent permitted by applicable law, the Board may delegate any or all of its powers under the Plan to one or more committees or subcommittees of the Board (a “Committee”). All references in the Plan to the “Board” shall mean the Board or a Committee of the Board or the officers referred to in Section 3(c) to the extent that the Board’s powers or authority under the Plan have been delegated to such Committee or officers.
      (c) Delegation to Officers. To the extent permitted by applicable law, the Board may delegate to one or more officers of the Company the power to grant Awards to employees or officers of the Company or any of its present or future subsidiary corporations and to exercise such other powers under the Plan as the Board may determine, provided that the Board shall fix the terms of the Awards to be granted by such officers (including the exercise price of such Awards, which may include a formula by which the exercise price will be determined) and the maximum number of shares subject to Awards that the officers may grant; and provided further, however, that no officer shall be authorized to grant Awards to any “executive officer” of the Company (as defined by Rule 3b-7 under the Securities Exchange Act of 1934, as amended (the “Exchange Act”)) or to any “officer” of the Company (as defined by Rule 16a-1 under the Exchange Act).

4.	Stock Available for Awards
      (a) Number of Shares. Subject to adjustment under Section 9, Awards may be made under the Plan for up to five million (5,000,000) shares of common stock, $0.001 par value per share, of the Company (the “Common Stock”). If any Award expires or is terminated, surrendered or canceled without having been fully exercised or is forfeited in whole or in part (including as the result of shares of Common Stock subject to such Award being repurchased by the Company at the original issuance price pursuant to a contractual repurchase right) or results in any Common Stock not being issued, the unused Common Stock covered by such Award shall again be available for the grant of Awards under the Plan. However, in the case of Incentive Stock Options (as hereinafter defined), the foregoing provisions shall be subject to any limitations under the Code. Shares issued under the Plan may consist in whole or in part of authorized but unissued shares or treasury shares.
      (b) Sub-limits. Subject to adjustment under Section 9, the following sub-limits on the number of shares subject to Awards shall apply:

(1) Section 162(m) Per-Participant Limit. The maximum number of shares of Common Stock with respect to which Awards may be granted to any Participant under the Plan shall be one million (1,000,000) per calendar year. For purposes of the foregoing limit, the combination of an Option in tandem with an SAR (as each term is hereafter defined) shall be treated as a single Award. The per-Participant limit described in this Section 4(b)(1) shall be construed and applied consistently with Section 162(m) of the Code or any successor provision thereto, and the regulations thereunder (“Section 162(m)”).

(2) Limit on Awards that Vest Based Upon the Passage of Time Alone. The maximum number of shares of Common Stock with respect to which Restricted Stock Awards and Other Stock Unit Awards that either require no purchase by the Participant or vest on the basis of the passage of time alone may be granted shall be 500,000.

5.	Stock Options
      (a) General. The Board may grant options to purchase Common Stock (each, an “Option”) and determine the number of shares of Common Stock to be covered by each Option, the exercise price of each Option and the conditions and limitations applicable to the exercise of each Option, including conditions relating to applicable federal or state securities laws, as it considers necessary or advisable. An Option which is not intended to be an Incentive Stock Option (as hereinafter defined) shall be designated a “Nonstatutory Stock Option”.
      (b) Incentive Stock Options. An Option that the Board intends to be an “incentive stock option” as defined in Section 422 of the Code (an “Incentive Stock Option”) shall only be granted to employees of Hybridon, Inc., any of Hybridon Inc.’s present or future parent or subsidiary corporations as defined in Sections 424(e) or (f) of the Code, and any other entities the employees of which are eligible to receive Incentive Stock Options under the Code, and shall be subject to and shall be construed consistently with the requirements of Section 422 of the Code. The Company shall have no liability to a Participant, or any other party, if an Option (or any part thereof) that is intended to be an Incentive Stock Option is not an Incentive Stock Option or for any action taken by the Board pursuant to Section 10(f), including without limitation the conversion of an Incentive Stock Option to a Nonstatutory Stock Option.
      (c) Exercise Price. The Board shall establish the exercise price of each Option and specify such exercise price in the applicable option agreement.
      (d) Duration of Options. Each Option shall be exercisable at such times and subject to such terms and conditions as the Board may specify in the applicable option agreement; provided, however, that no Option will be granted for a term in excess of 10 years.
      (e) No Reload Rights. No Option granted under the Plan shall contain any provision entitling the optionee to the automatic grant of additional Options in connection with any exercise of the original Option.

      (f) Exercise of Option. Options may be exercised by delivery to the Company of a written notice of exercise signed by the proper person or by any other form of notice (including electronic notice) approved by the Board together with payment in full as specified in Section 5(g) for the number of shares for which the Option is exercised. Shares of Common Stock subject to the Option will be delivered by the Company following exercise either as soon as practicable or, subject to such conditions as the Board shall specify, on a deferred basis (with the Company’s obligation to be evidenced by an instrument providing for future delivery of the deferred shares at the time or times specified by the Board).
      (g) Payment Upon Exercise. Common Stock purchased upon the exercise of an Option granted under the Plan shall be paid for as follows:

(1) in cash, by check or by wire transfer, payable to the order of the Company;

(2) except as the Board may otherwise provide in an option agreement, by (i) delivery of an irrevocable and unconditional undertaking by a creditworthy broker to deliver promptly to the Company sufficient funds to pay the exercise price and any required tax withholding or (ii) delivery by the Participant to the Company of a copy of irrevocable and unconditional instructions to a creditworthy broker to deliver promptly to the Company cash or a check sufficient to pay the exercise price and any required tax withholding;

(3) for so long as the Common Stock is registered under the Exchange Act, by delivery of shares of Common Stock owned by the Participant valued at their fair market value as determined by (or in a manner approved by) the Board (“Fair Market Value”), provided (i) such method of payment is then permitted under applicable law, (ii) such Common Stock, if acquired directly from the Company, was owned by the Participant for such minimum period of time, if any, as may be established by the Board in its discretion and (iii) such Common Stock is not subject to any repurchase, forfeiture, unfulfilled vesting or other similar requirements;

(4) to the extent permitted by applicable law and by the Board, by (i) delivery of a promissory note of the Participant to the Company on terms determined by the Board, or (ii) payment of such other lawful consideration as the Board may determine; or

(5) by any combination of the above permitted forms of payment.
      (h) Substitute Options. In connection with a merger or consolidation of an entity with the Company or the acquisition by the Company of property or stock of an entity, the Board may grant Options in substitution for any options or other stock or stock-based awards granted by such entity or an affiliate thereof. Substitute Options may be granted on such terms as the Board deems appropriate in the circumstances, notwithstanding any limitations on Options contained in the other sections of this Section 5 or in Section 2. Substitute Options shall not count against the overall share limit set forth in Section 4(a), except as may be required by reason of Section 422 and related provisions of the Code.

6.	Stock Appreciation Rights.
      (a) General. A Stock Appreciation Right, or SAR, is an Award entitling the holder, upon exercise, to receive an amount in Common Stock determined by reference to appreciation, from and after the date of grant, in the fair market value of a share of Common Stock. The date as of which such appreciation or other measure is determined shall be the exercise date.
      (b) Grants. Stock Appreciation Rights may be granted in tandem with, or independently of, Options granted under the Plan.

(1) Tandem Awards. When Stock Appreciation Rights are expressly granted in tandem with Options, (i) the Stock Appreciation Right will be exercisable only at such time or times, and to the extent, that the related Option is exercisable (except to the extent designated by the Board in connection with a Reorganization Event) and will be exercisable in accordance with the procedure required for exercise of the related Option; (ii) the Stock Appreciation Right will terminate and no longer be exercisable upon the termination or exercise of the related Option, except to the extent designated by the

Board in connection with a Reorganization Event; provided that a Stock Appreciation Right granted with respect to less than the full number of shares covered by an Option will not be reduced until the number of shares as to which the related Option has been exercised or has terminated is less than the number of shares covered by the Stock Appreciation Right; (iii) the Option will terminate and no longer be exercisable upon the exercise of the related Stock Appreciation Right; and (iv) the Stock Appreciation Right will be transferable only with the related Option.

(2) Independent SARs. A Stock Appreciation Right not expressly granted in tandem with an Option will become exercisable at such time or times, and on such conditions, as the Board may specify in the SAR Award.

      (c) Exercise. Stock Appreciation Rights may be exercised by delivery to the Company of a written notice of exercise signed by the proper person or by any other form of notice (including electronic notice) approved by the Board, together with any other documents required by the Board.

7.	Restricted Stock; Restricted Stock Units.
      (a) General. The Board may grant Awards entitling recipients to acquire shares of Common Stock (“Restricted Stock”), subject to the right of the Company to repurchase all or part of such shares at their issue price or other stated or formula price (or to require forfeiture of such shares if issued at no cost) from the recipient in the event that conditions specified by the Board in the applicable Award are not satisfied prior to the end of the applicable restriction period or periods established by the Board for such Award. Instead of granting Awards for Restricted Stock, the Board may grant Awards entitling the recipient to receive shares of Common Stock to be delivered at the time such shares of Common Stock vest (“Restricted Stock Units”) (Restricted Stock and Restricted Stock Units are each referred to herein as a “Restricted Stock Award”).
      (b) Terms and Conditions. The Board shall determine the terms and conditions of a Restricted Stock Award, including the conditions for repurchase (or forfeiture) and the issue price, if any.
      (c) Stock Certificates. Any stock certificates issued in respect of a Restricted Stock Award shall be registered in the name of the Participant and, unless otherwise determined by the Board, deposited by the Participant, together with a stock power endorsed in blank, with the Company (or its designee). At the expiration of the applicable restriction periods, the Company (or such designee) shall deliver the certificates no longer subject to such restrictions to the Participant or if the Participant has died, to the beneficiary designated, in a manner determined by the Board, by a Participant to receive amounts due or exercise rights of the Participant in the event of the Participant’s death (the “Designated Beneficiary”). In the absence of an effective designation by a Participant, “Designated Beneficiary” shall mean the Participant’s estate.

8.	Other Stock-Based Awards.
      Other Awards of shares of Common Stock, and other Awards that are valued in whole or in part by reference to, or are otherwise based on, shares of Common Stock or other property, may be granted hereunder to Participants (“Other Stock Unit Awards”), including without limitation Awards entitling recipients to receive shares of Common Stock to be delivered in the future. Such Other Stock Unit Awards shall also be available as a form of payment in the settlement of other Awards granted under the Plan or as payment in lieu of compensation to which a Participant is otherwise entitled. Other Stock Unit Awards may be paid in shares of Common Stock or cash, as the Board shall determine. Subject to the provisions of the Plan, the Board shall determine the conditions of each Other Stock Unit Awards, including any purchase price applicable thereto.

9.	Adjustments for Changes in Common Stock and Certain Other Events.
      (a) Changes in Capitalization. In the event of any stock split, reverse stock split, stock dividend, recapitalization, combination of shares, reclassification of shares, spin-off or other similar change in capitalization or event, or any distribution to holders of Common Stock other than an ordinary cash dividend, (i) the number and class of securities available under this Plan, (ii) the sub-limits set forth in Section 4(b), (iii) the number and class of securities and exercise price per share of each outstanding Option, (iv) the share- and per-share provisions of each Stock Appreciation Right, (v) the share- and per-share provisions and the repurchase price per share subject to each outstanding Restricted Stock Award and (vi) the share- and per-share-related provisions of each outstanding Other Stock Unit Award, shall be appropriately adjusted by the Company (or substituted Awards may be made, if applicable) to the extent determined by the Board.
      (b) Reorganization Events.
      (1) Definition. A “Reorganization Event” shall mean: (a) any merger or consolidation of the Company with or into another entity as a result of which all of the Common Stock of the Company is converted into or exchanged for the right to receive cash, securities or other property or is cancelled, (b) any exchange of all of the Common Stock of the Company for cash, securities or other property pursuant to a share exchange transaction or (c) any liquidation or dissolution of the Company.
      (2) Consequences of a Reorganization Event on Awards Other than Restricted Stock Awards. In connection with a Reorganization Event, the Board shall take any one or more of the following actions as to all or any outstanding Awards on such terms as the Board determines: (i) provide that Awards shall be assumed, or substantially equivalent Awards shall be substituted, by the acquiring or succeeding corporation (or an affiliate thereof), (ii) upon written notice to a Participant, provide that the Participant’s unexercised Options or other unexercised Awards shall become exercisable in full and will terminate immediately prior to the consummation of such Reorganization Event unless exercised by the Participant within a specified period following the date of such notice, (iii) provide that outstanding Awards shall become realizable or deliverable, or restrictions applicable to an Award shall lapse, in whole or in part prior to or upon such Reorganization Event, (iv) in the event of a Reorganization Event under the terms of which holders of Common Stock will receive upon consummation thereof a cash payment for each share surrendered in the Reorganization Event (the “Acquisition Price”), make or provide for a cash payment to a Participant equal to (A) the Acquisition Price times the number of shares of Common Stock subject to the Participant’s Options or other Awards (to the extent the exercise price does not exceed the Acquisition Price) minus (B) the aggregate exercise price of all such outstanding Options or other Awards, in exchange for the termination of such Options or other Awards, (v) provide that, in connection with a liquidation or dissolution of the Company, Awards shall convert into the right to receive liquidation proceeds (if applicable, net of the exercise price thereof) and (vi) any combination of the foregoing.
      For purposes of clause (i) above, an Option shall be considered assumed if, following consummation of the Reorganization Event, the Option confers the right to purchase, for each share of Common Stock subject to the Option immediately prior to the consummation of the Reorganization Event, the consideration (whether cash, securities or other property) received as a result of the Reorganization Event by holders of Common Stock for each share of Common Stock held immediately prior to the consummation of the Reorganization Event (and if holders were offered a choice of consideration, the type of consideration chosen by the holders of a majority of the outstanding shares of Common Stock); provided, however, that if the consideration received as a result of the Reorganization Event is not solely common stock of the acquiring or succeeding corporation (or an affiliate thereof), the Company may, with the consent of the acquiring or succeeding corporation, provide for the consideration to be received upon the exercise of Options to consist solely of common stock of the acquiring or succeeding corporation (or an affiliate thereof) equivalent in value (as determined by the Board) to the per share consideration received by holders of outstanding shares of Common Stock as a result of the Reorganization Event.
      (3) Consequences of a Reorganization Event on Restricted Stock Awards. Upon the occurrence of a Reorganization Event other than a liquidation or dissolution of the Company, the repurchase and other rights of the Company under each outstanding Restricted Stock Award shall inure to the benefit of the Company’s successor and shall apply to the cash, securities or other property which the Common Stock was converted into or exchanged for pursuant to such Reorganization Event in the same manner and to the same extent as they applied to the Common Stock subject to such Restricted Stock Award. Upon the occurrence of a Reorganization Event involving the liquidation or dissolution of the Company, except to the extent specifically provided to the contrary in the instrument evidencing any Restricted Stock Award or any other agreement between a Participant and the Company, all restrictions and conditions on all Restricted Stock Awards then outstanding shall automatically be deemed terminated or satisfied.

10.	General Provisions Applicable to Awards
      (a) Transferability of Awards. Except as the Board may otherwise determine or provide in an Award, Awards shall not be sold, assigned, transferred, pledged or otherwise encumbered by the person to whom they are granted, either voluntarily or by operation of law, except by will or the laws of descent and distribution or, other than in the case of an Incentive Stock Option, pursuant to a qualified domestic relations order, and, during the life of the Participant, shall be exercisable only by the Participant. References to a Participant, to the extent relevant in the context, shall include references to authorized transferees.
      (b) Documentation. Each Award shall be evidenced in such form (written, electronic or otherwise) as the Board shall determine. Each Award may contain terms and conditions in addition to those set forth in the Plan.
      (c) Board Discretion. Except as otherwise provided by the Plan, each Award may be made alone or in addition or in relation to any other Award. The terms of each Award need not be identical, and the Board need not treat Participants uniformly.
      (d) Termination of Status. The Board shall determine the effect on an Award of the disability, death, retirement, authorized leave of absence or other change in the employment or other status of a Participant and the extent to which, and the period during which, the Participant, or the Participant’s legal representative, conservator, guardian or Designated Beneficiary, may exercise rights under the Award.
      (e) Withholding. Each Participant shall pay to the Company, or make provision satisfactory to the Company for payment of, any taxes required by law to be withheld in connection with an Award to such Participant. Except as the Board may otherwise provide in an Award, for so long as the Common Stock is registered under the Exchange Act, Participants may satisfy such tax obligations in whole or in part by delivery of shares of Common Stock, including shares retained from the Award creating the tax obligation, valued at their Fair Market Value; provided, however, except as otherwise provided by the Board, that the total tax withholding where stock is being used to satisfy such tax obligations cannot exceed the Company’s minimum statutory withholding obligations (based on minimum statutory withholding rates for federal and state tax purposes, including payroll taxes, that are applicable to such supplemental taxable income). Shares surrendered to satisfy tax withholding requirements cannot be subject to any repurchase, forfeiture, unfulfilled vesting or other similar requirements. The Company may, to the extent permitted by law, deduct any such tax obligations from any payment of any kind otherwise due to a Participant.
      (f) Amendment of Award. The Board may amend, modify or terminate any outstanding Award, including but not limited to, substituting therefor another Award of the same or a different type, changing the date of exercise or realization, and converting an Incentive Stock Option to a Nonstatutory Stock Option, provided that the Participant’s consent to such action shall be required unless the Board determines that the action, taking into account any related action, would not materially and adversely affect the Participant.
      (g) Conditions on Delivery of Stock. The Company will not be obligated to deliver any shares of Common Stock pursuant to the Plan or to remove restrictions from shares previously delivered under the Plan until (i) all conditions of the Award have been met or removed to the satisfaction of the Company, (ii) in the opinion of the Company’s counsel, all other legal matters in connection with the issuance and delivery of such shares have been satisfied, including any applicable securities laws and any applicable stock exchange or stock market rules and regulations, and (iii) the Participant has executed and delivered to the Company such representations or agreements as the Company may consider appropriate to satisfy the requirements of any applicable laws, rules or regulations.
      (h) Acceleration. The Board may at any time provide that any Award shall become immediately exercisable in full or in part, free of some or all restrictions or conditions, or otherwise realizable in full or in part, as the case may be.

      (i) Performance Conditions.

(1) This Section 10(i) shall be administered by a Committee approved by the Board, all of the members of which are “outside directors” as defined by Section 162(m) (the “Section 162(m) Committee”).

(2) Notwithstanding any other provision of the Plan, if the Section 162(m) Committee determines, at the time a Restricted Stock Award or Other Stock Unit Award is granted to a Participant, that such Participant is, or may be as of the end of the tax year in which the Company would claim a tax deduction in connection with such Award, a Covered Employee (as defined in Section 162(m)), then the Section 162(m) Committee may provide that this Section 10(i) is applicable to such Award.

(3) If a Restricted Stock Award or Other Stock Unit Award is subject to this Section 10(i), then the lapsing of restrictions thereon and the distribution of cash or Shares pursuant thereto, as applicable, shall be subject to the achievement of one or more objective performance goals established by the Section 162(m) Committee, which shall be based on the relative or absolute attainment of specified levels of one or any combination of the following: (a) earnings per share, (b) return on average equity or average assets with respect to a pre-determined peer group, (c) earnings, (d) earnings growth, (e) revenues, (f) expenses, (g) stock price, (h) market share, (i) return on sales, assets, equity or investment, (j) regulatory compliance, (k) achievement of balance sheet or income statement objectives, (l) total shareholder return, (m) net operating profit after tax, (n) pre-tax or after-tax income, (o) cash flow, (p) achievement of research, development, clinical or regulatory milestones, (q) product sales and (r) business development activities, and may be absolute in their terms or measured against or in relationship to other companies comparably, similarly or otherwise situated. Such performance goals may be adjusted to exclude any one or more of (i) extraordinary items, (ii) gains or losses on the dispositions of discontinued operations, (iii) the cumulative effects of changes in accounting principles, (iv) the writedown of any asset, and (v) charges for restructuring and rationalization programs. Such performance goals: (i) may vary by Participant and may be different for different Awards; (ii) may be particular to a Participant or the department, branch, line of business, subsidiary or other unit in which the Participant works and may cover such period as may be specified by the Section 162(m) Committee; and (iii) shall be set by the Section 162(m) Committee within the time period prescribed by, and shall otherwise comply with the requirements of, Section 162(m).

(4) Notwithstanding any provision of the Plan, with respect to any Restricted Stock Award or Other Stock Unit Award that is subject to this Section 10(i), the Section 162(m) Committee may adjust downwards, but not upwards, the cash or number of Shares payable pursuant to such Award, and the Section 162(m) Committee may not waive the achievement of the applicable performance goals except in the case of the death or disability of the Participant.

(5) The Section 162(m) Committee shall have the power to impose such other restrictions on Awards subject to this Section 10(i) as it may deem necessary or appropriate to ensure that such Awards satisfy all requirements for “performance-based compensation” within the meaning of Section 162(m)(4)(C) of the Code, or any successor provision thereto.

11.	Miscellaneous
      (a) No Right To Employment or Other Status. No person shall have any claim or right to be granted an Award, and the grant of an Award shall not be construed as giving a Participant the right to continued employment or any other relationship with the Company. The Company expressly reserves the right at any time to dismiss or otherwise terminate its relationship with a Participant free from any liability or claim under the Plan, except as expressly provided in the applicable Award.
      (b) No Rights As Stockholder. Subject to the provisions of the applicable Award, no Participant or Designated Beneficiary shall have any rights as a stockholder with respect to any shares of Common Stock to be distributed with respect to an Award until becoming the record holder of such shares. Notwithstanding the foregoing, in the event the Company effects a split of the Common Stock by means of a stock dividend and the exercise price of and the number of shares subject to such Option are adjusted as of the date of the distribution of the dividend (rather than as of the record date for such dividend), then an optionee who exercises an Option between the record date and the distribution date for such stock dividend shall be entitled to receive, on the distribution date, the stock dividend with respect to the shares of Common Stock acquired upon such Option exercise, notwithstanding the fact that such shares were not outstanding as of the close of business on the record date for such stock dividend.
      (c) Effective Date and Term of Plan. The Plan shall become effective on the date on which it is adopted by the Board, but no Award may be granted unless and until the Plan has been approved by the Company’s stockholders. No Awards shall be granted under the Plan after the completion of 10 years from the earlier of (i) the date on which the Plan was adopted by the Board or (ii) the date the Plan was approved by the Company’s stockholders, but Awards previously granted may extend beyond that date.
      (d) Amendment of Plan. The Board may amend, suspend or terminate the Plan or any portion thereof at any time; provided that, to the extent determined by the Board, no amendment requiring stockholder approval under any applicable legal, regulatory or listing requirement shall become effective until such stockholder approval is obtained. No Award shall be made that is conditioned upon stockholder approval of any amendment to the Plan.
      (e) Provisions for Foreign Participants. The Board may modify Awards or Options granted to Participants who are foreign nationals or employed outside the United States or establish subplans or procedures under the Plan to recognize differences in laws, rules, regulations or customs of such foreign jurisdictions with respect to tax, securities, currency, employee benefit or other matters.
      (f) Compliance With Code Section 409A. No Award shall provide for deferral of compensation that does not comply with Section 409A of the Code, unless the Board, at the time of grant, specifically provides that the Award is not intended to comply with Section 409A of the Code.
      (g) Governing Law. The provisions of the Plan and all Awards made hereunder shall be governed by and interpreted in accordance with the laws of the State of Delaware, excluding choice-of-law principles of the law of such state that would require the application of the laws of a jurisdiction other than such state.

FOLD AND DETACH HERE
HYBRIDON, INC.

Dear Stockholder:

Please take note of the important information enclosed within this Proxy Ballot. There are a number of issues related to the management and operation of your Company that require your immediate attention and approval. These are discussed in the enclosed proxy materials.

Your vote counts, and you are strongly encouraged to exercise your right to vote your shares.

Please mark the boxes on the proxy card to indicate how your shares shall be voted. Then sign and date the card, detach it and return your proxy vote in the enclosed postage paid envelope. Your vote must be received prior to the Annual Meeting of Stockholders to be held on June 15, 2005.

Thank you in advance for your prompt consideration of these matters.

Sincerely, Hybridon, Inc.

This Proxy when properly executed will be voted in the manner directed by the undersigned stockholder(s).	Please mark
If no indication is made, the proxies shall vote “FOR” the director nominees and “FOR” proposal numbers 2 and 3.	your votes	☒
as indicated
in this example

A vote FOR the director nominees and FOR proposal numbers 2 and 3 is recommended by the Board of Directors.

1) Election of Class I Directors.			2)	Approval of amendment to the Company’s Restated Certificate of Incorporation to increase the number of authorized shares of the Company’s Common Stock from 185,000,000 shares to 200,000,000 shares.	FOR ☐	AGAINST ☐	ABSTAIN ☐
		FOR ALL
FOR	WITHHELD	EXCEPT
☐	☐	☐	3)	Approval of the adoption of the	FOR	AGAINST	ABSTAIN
				Company’s 2005 Stock Incentive Plan.	☐	☐	☐

Nominees: 01 C. Keith Hartley and 02 William S. Reardon				Mark box at right if an address change has been noted on the reverse side of this card			☐

If you do not wish your shares voted “FOR” a particular nominee, mark the “For All Except” box and strike a line through the nominee(s) name as listed above. Your shares will be voted for the remaining nominee.				In their discretion, the proxies are authorized to vote upon such other business as may properly come before the Annual Meeting or any adjournment thereof.

				PLEASE BE SURE TO SIGN AND DATE THIS PROXY.

Date                                                            Stockholder Signature
Please sign this proxy exactly as your name appears hereon. Joint Owners should each sign personally. Trustees and other fiduciaries should indicate the capacity in which they sign. If a corporation or partnership, this signature should be that of an authorized officer who should state his or her title.

HYBRIDON, INC.

PROXY SOLICITED BY THE BOARD OF DIRECTORS

Annual Meeting of Stockholders — June 15, 2005

     Those signing on the reverse side, revoking prior proxies, hereby appoint(s) Dr. Sudhir Agrawal and Robert G. Andersen, or each or any of them with full power of substitution, as proxies for those signing on the reverse side to act and vote all shares of stock of Hybridon, Inc. (the “Company”) which the undersigned would be entitled to vote if personally present at the 2005 Annual Meeting of Stockholders of the Company and at any adjournments thereof as indicated upon all matters referred to on the reverse side and described in the Proxy Statement for the Meeting, and, in their discretion, upon any other matters which may properly come before the Meeting. Attendance of the undersigned at the Meeting or at any adjournment thereof will not be deemed to revoke this proxy unless those signing on the reverse side shall revoke this proxy in writing.

HAS YOUR ADDRESS CHANGED?

PLEASE VOTE, DATE AND SIGN
ON OTHER SIDE AND RETURN
PROMPTLY IN ENCLOSED ENVELOPE.